                                                                 Exhibit 10.1(b)


                      OWNERSHIP INTEREST PURCHASE AGREEMENT

                                  By and among

         COVANTA HEBER FIELD ENERGY, INC., HEBER FIELD ENERGY II, INC.,
           ERC ENERGY, INC., ERC ENERGY II, INC., HEBER LOAN PARTNERS,
   COVANTA POWER PACIFIC, INC. PACIFIC GEOTHERMAL CO., MAMMOTH GEOTHERMAL CO.,
          AMOR 14 CORPORATION, COVANTA SIGC ENERGY II, INC. AND COVANTA
                              ENERGY AMERICAS, INC.

                                 (the "Sellers")

                                       and

                           COVANTA ENERGY CORPORATION

                                   ("Covanta")

                                       and

               ORHEBER 1 INC., ORHEBER 2 INC., ORHEBER 3 INC. AND
                                 ORMAMMOTH INC.

                                 (the "Buyers")

                   Providing for the purchase and sale of the
                            partnership interests of

                HEBER GEOTHERMAL COMPANY AND HEBER FIELD COMPANY,

                              and the interests of

            COVANTA SIGC ENERGY, INC., COVANTA SIGC ENERGY II, INC.,
                PACIFIC GEOTHERMAL CO. AND MAMMOTH GEOTHERMAL CO.

                                   dated as of

                                November 21, 2003

                             SCHEDULES AND EXHIBITS

Schedules

3.3(a)        Assumed Contracts
3.3(b)        Assumed and Assigned Contracts
3.3(c)        Assigned Contracts
4.4           Officers and Directors
4.5           Bank Accounts, Safe Deposit Boxes and Powers of Attorney
4.9           Changes or Events
4.10          Assets and Permitted Encumbrances
4.11          Real Property Agreements
4.12          Firm Operation Dates
4.13          Material Contracts
4.14          No Conflicts
4.15          Permits
4.18          Litigation
4.21          Transactions with Related Parties
4.24          Tax Returns
4.25          Insurance
4.26          Environmental Matters
7.5           Form of Opinion of Counsel
7.7           Consents Required for Closing
7.9           Title Policies
12.1          On Site Employees and O+M Contracts
13.5          Purchase Price Allocation

Exhibits

Exhibit A         Plan and Confirmation Order
Exhibit B         Heber Settlement
Exhibit C         Working Capital Methodology
Exhibit D         Form of Escrow Agreement
Exhibit E         Bidding Procedures Motion, Bidding Procedures Order,
                  Sale Motion and Sale Order

                      OWNERSHIP INTEREST PURCHASE AGREEMENT

         THIS OWNERSHIP INTEREST PURCHASE AGREEMENT (this "Agreement") is dated as of the 21st day of November, 2003, by and among Covanta Heber Field Energy, Inc. ("HFC One Seller"), Heber Field Energy II, Inc. ("HFC Two Seller"), Heber Loan Partners ("HGC One Seller"), ERC Energy, Inc. ("HGC Two Seller"), ERC Energy II, Inc. ("HGC Three Seller"), Covanta Power Pacific, Inc. ("Mammoth Seller"), Pacific Geothermal Co. ("MP One Sub"), Mammoth Geothermal Co. ("MP Two Sub"), Amor 14 Corporation ("Amor"), Covanta SIGC Energy II, Inc. ("SIGC Two Sub"), Covanta Energy Americas, Inc. ("SIGC Seller") (individually a "Seller" and collectively, the "Sellers"), Covanta Energy Corporation ("Covanta") and OrHeber 2 Inc. ("HFC/HGC One Buyer"), OrHeber 3 Inc. ("HFC/HGC Two Buyer"), OrMammoth Inc. ("Mammoth Buyer"), OrHeber 1 Inc. ("SIGC Buyer") (individually a "Buyer" and collectively, the "Buyers").

                                    RECITALS

         WHEREAS, on April 1, 2002, the Debtors filed their respective voluntary petitions for relief pursuant to Chapter 11 of Title 11 of the United States Code, 11 U.S.C.ss.ss. 101 et seq. (as amended, the "Bankruptcy Code"), in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") (collectively, the "Bankruptcy Cases");

         WHEREAS, the Mammoth Seller owns a 100% interest in each of MP One Sub and MP Two Sub, which respectively own a 1% limited partnership interest and a 49% general partnership interest in Mammoth-Pacific, L.P., a California limited partnership (such partnership, the "MP Project Company") (such interests of the Mammoth Seller in the MP One Sub and the MP Two Sub are collectively referred to as the "MP Interests");

         WHEREAS, the MP Project Company owns a nominal 40 Megawatt ("MW") geothermal electric power plant (comprised of three geothermal plants) located near Mammoth Lakes, California (the "MP Project");

         WHEREAS, the SIGC Seller owns a 100% interest in each of Covanta SIGC Energy, Inc. ("SIGC One Sub") and SIGC Two Sub, SIGC One Sub owns, through its wholly-owned subsidiary Amor, a 74.999% general partnership interest and a 0.001% limited partnership interest and the SIGC Two Sub owns a 24.999% general

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partnership interest and a 0.001% limited partnership interest in Second
Imperial Geothermal Company, L.P., a California limited partnership (the "SIGC Project Company") (such interests of the SIGC Seller in SIGC One Sub and SIGC Two Sub are collectively referred to as the "SIGC Interests");

         WHEREAS, the SIGC Project Company leases a nominal 48 MW geothermal electric power plant located in Heber, California (the "SIGC Project");

         WHEREAS, the HGC One Seller owns a 99% general partnership interest, the HGC Two Seller owns a 0.5% general partnership interest and the HGC Three Seller owns a 0.5% general partnership interest in Heber Geothermal Company, a California general partnership ("HGC Project Company") (such interests of the HGC One Seller, HGC Two Seller and the HGC Three Seller in the HGC Project Company are collectively referred to as the "HGC Interests");

         WHEREAS, the HGC Project Company owns a nominal 52 MW geothermal electric power plant located in Heber, California (the "HGC Project");

         WHEREAS, the HFC One Seller owns a 50% general partnership interest and the HFC Two Seller owns a 50% general partnership interest in Heber Field Company, a California general partnership ("HFC Project Company") (such interests of the HFC One Seller and the HFC Two Seller in the HFC Project Company are collectively referred to as the "HFC Interests");

         WHEREAS, the HFC Project Company owns a geothermal fluid facility located in Heber, California (the "HFC Project");

         WHEREAS, the SIGC Operator operates the SIGC Project, the HGC Operator operates the HGC Project, the HFC Operator operates the HFC Project and MP Operator operates the MP Project;

         WHEREAS, each of the Sellers identified above desires to sell the Interests owned by it to Buyers in accordance with the terms of this Agreement, and the Buyers desire to purchase such Interests, upon the terms and subject to the conditions contained in this Agreement;

         WHEREAS, in connection with the transactions contemplated by this Agreement, the Debtors desire to either (a) dismiss the Bankruptcy Cases with respect to the SIGC One Sub, the SIGC Two Sub, Amor, SIGC Project Company, the HGC Project Company and the HFC Project Company or (b) cause the Reorganizing Heber Debtors to reorganize pursuant to a plan of reorganization under the Bankruptcy Code; and

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, Buyers and Sellers agree as follows:

      1. DEFINITIONS. Capitalized terms used herein shall have the meanings set forth below:

         "Actions" shall mean any action, order, writ, injunction, judgment, decree, suit, litigation, arbitration, mediation, administrative or other proceeding or investigation.

         "Affidavit of Service" shall have the meaning set forth in Section
7.11.

         "Affiliate" means, with respect to any Person, any other Person: (a) directly or indirectly controlling, controlled by, or under common control with, such Person; (b) directly or indirectly owning or holding any equity interest or other economic interest or benefit in such Person in excess of five percent (5%); or (c) in which such Person directly or indirectly controls any voting stock or other equity interest in excess of five percent (5%). For purposes of this definition, "control" (including with correlative meanings, the terms

"controlling," "controlled by," and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" shall have the meaning set forth in the title paragraph of this Agreement.

         "Approval Order" shall mean the Sale Order or the Confirmation Order, as determined by the Sellers in consultation with the Buyers.

         "Assets" shall mean any and all rights, title and interests of each Project Company in and to properties, assets and rights of any kind, whether tangible or intangible, real or personal, used or useful in connection with the operation of its Business including, without limitation, any and all contractual rights of such Project Company to generate, transmit and sell electrical output or, in the case of the HFC Project Company, the production and sale of geothermal fluid.

         "Bidding Procedures Motion" shall have the meaning set forth in Section 6.1(b).

         "Bidding Procedures Order" shall have the meaning set forth in Section 6.1(b).

         "Business" shall mean (i) with respect to each of the MP Project Company, the SIGC Project Company and the HGC Project Company the generation and sale of electrical output pursuant to the Power Purchase Agreements entered into by each such Project Company, (ii) with respect to the HFC Project Company, the production and sale of geothermal fluid and (iii) with respect to the Debtor Operators and the MP Operator, the maintenance and operation of the Projects.

         "Buyer" and "Buyers" shall have the respective meanings set forth in the title paragraph of this Agreement.

         "Buyer Default Termination" shall have the meaning set forth in Section 10.1(b).

         "Confirmation Order" shall mean the order of the Bankruptcy Court confirming the Plan, a copy which is attached hereto as Exhibit A - Part I.

         "Closing" shall have the meaning set forth in Section 3.1.

         "Closing Date" shall have the meaning set forth in Section 3.1.

         "Closing Instruments" shall mean all other agreements, instruments and other documents to be executed and delivered by the Buyers or the Sellers in connection with this Agreement.

         "Closing Working Capital" shall mean an amount equal to the Working Capital determined as of the opening of business on the Closing Date.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Confidentiality Agreement" means (a) the Confidentiality Agreement between ORMAT Nevada, Inc. and Salomon Smith Barney, Inc. (on behalf of Covanta Energy Corporation), dated January 11, 2003, and (b) the Amendment to Confidentiality Agreement between ORMAT Nevada, Inc. and Covanta Energy Corporation, dated August 14, 2003.

         "Contested Taxes" shall have the meaning set forth in Section 13.3.

         "Contracts" shall mean all agreements, contracts, leases (including the Real Property Agreements), purchase orders, undertakings, covenants not to compete, employment agreements, confidentiality agreements, licenses, instruments, obligations and commitments, to which any Project Company is a party or by which any Project Company, the Business or any Assets of the Project Companies are bound.

         "Court Order" shall mean any judgment, decision, consent decree, injunction, ruling or order of any federal, state or local court or governmental agency, department or authority that is binding on any Person or its property under applicable law.

         "Current Liabilities" shall mean, as of the Closing Date and for any Project Company or Holding Company, the aggregate amount of current liabilities including accounts payable, current portion of long-term debt and accrued expenses, as used in the computation of Working Capital in the Working Capital Methodology, including, without duplication, the pro rata share of all property Taxes payable by such Project Company for the period in 2003 prior to the Closing Date and, without duplication, proper accruals for cure costs payable in connection with the assumption of the Scheduled Contracts pursuant to this Agreement and the Approval Order.

         "Debtor Project Company" shall mean each of the SIGC Project Company, the HFC Project Company and the HGC Project Company.

         "Debtor Operators" shall mean the HFC Operator, the HGC Operator and the SIGC Operator.

         "Debtors" shall mean Covanta and certain of its Affiliates that are debtors and debtors-in-possession in the Bankruptcy Cases.

         "Default" shall mean (a) a breach of or default under any Contract, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract, or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract.

         "Deposit" shall have the meaning set forth in Section 2.3.

         "DIP Agreement" shall mean the Debtor-in-Possession Credit Agreement dated as of April 1, 2002, by and among Covanta and its subsidiaries listed on the signature pages thereof as Borrowers, its subsidiaries listed on the signature pages thereof as Subsidiary Guarantors, the financial institutions parties thereto as Lenders, Bank of America, N.A., as Administrative Agent for the Lenders, and Deutsche Bank AG, New York Branch, as Documentation Agent for the Lenders, as amended.

         "DIP Security Agreement" shall mean the Security Agreement, dated as of April 1, 2002, by and among Covanta, Bank of America, N.A. as Agent and the other parties named therein, as amended from time to time.

         "Disclosure Statement" means the disclosure statement, including all exhibits, appendices and attachments thereto, filed in connection with the Plan, as such statement may be amended or supplemented from time to time.

         "Employee Benefit Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA that (a) is maintained for employees of any Person or any of its ERISA Affiliates or (b) has at any time within the six (6) years preceding the date of this Agreement been maintained for the employees of such Person or any current or former ERISA Affiliate, as well as any Multiemployer Plan under ERISA.

         "Encumbrance" shall mean any lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other similar right of any third party, including, without limitation, any lien of any contractor or supplier, whether voluntarily incurred or arising by operation of law, and shall include any agreement or obligation to give or grant any lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other similar right in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

         "Environmental Conditions" shall have the meaning set forth in Section 4.26.

         "Environmental Laws" shall have the meaning set forth in Section 4.26.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

         "ERISA Affiliate" shall mean any Person that is a member of a group that is under common control with any other Person, which together with such other Person is treated as a single employer within the meaning of Section 414(b) or (c) of the Code.

         "Escrow Agent" shall have the meaning set forth in Section 2.3.

         "FERC" means the Federal Energy Regulatory Commission or any successor agency thereto.

         "GECC" shall mean General Electric Capital Corporation.

         "GECC Liens" shall mean Encumbrances in respect of the SIGC Project in favor of GECC or its Affiliates or nominees, including the U.S. Trust Company of California, N.A., as set forth in Schedule 4.10.

         "Governmental Person" shall mean the United States, any state, any county, or any other political subdivision in which any portion of a Project is located, and any other political subdivision, agency, authority, board, bureau, commission, court, department, or instrumentality exercising jurisdiction over any Seller, any Interest, any Project Company or any Project.

         "Hazardous Substance" shall have the meaning set forth in Section 4.26.

         "Heber Resource Leases" shall mean the leases set forth in Schedule
4.11 in connection with the leased geothermal resource available to the HFC Project.

         "Heber Settlement" shall mean the settlement of disputes regarding certain Heber Resource Leases substantially in accordance with the terms and conditions set forth in the letter of intent dated June 2, 2003, attached as Exhibit B.

         "HGC/HFC Liens" shall mean the Encumbrances in respect of the HGC Project and the HFC Project in favor of GECC or its Affiliates or nominees as set forth in Schedule 4.10.

         "HFC Operator" shall mean Covanta Geothermal Operations, Inc., the operator of the HFC Project.

         "HGC Operator" shall mean Covanta Imperial Power Services, Inc., the operator of the HGC Project.

         "Holding Companies" shall mean SIGC One Sub, SIGC Two Sub, Amor, MP One Sub and MP Two Sub.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Improvements" shall have the meaning set forth in Section 4.11(a).

         "Independent Auditor" shall mean PricewaterhouseCoopers or another independent auditor with arbitration experience mutually agreeable to the Parties.

         "Interests" shall mean the SIGC Interests, the MP Interests, the HFC Interests and the HGC Interests.

         "Liabilities" shall mean any direct or indirect liability, indebtedness, obligation, commitment, expense, deficiency or guaranty, in each case requiring the payment of a monetary amount, of or by a Project Company or Holding Company of any type, whether accrued, absolute, contingent, matured, unmatured, liquidated, unliquidated, known or unknown.

         "MP Operator" shall mean Covanta Power Plant Operations, the operator of the MP Project.

         "Material Adverse Effect" shall mean, with respect to a Project Company, any material adverse effect on the Business, operations, or financial condition of such Project Company; provided that there shall be no Material Adverse Effect resulting, individually or in the aggregate, from (x) macro-economic events or general market-related changes unless the Project Companies are affected by such events or changes in a manner that is substantially disproportionate when compared to competitor or peer businesses or
(y) that certain Order Authorizing Assumption of Certain Intercompany Agreements, issued by the Bankruptcy Court on June 27, 2002, and that certain Emergency Interim Order (I) Authorizing the Use of Cash Collateral Pursuant to 11 U.S.C. ss.363 and (II) Granting Adequate Protection Pursuant to 11 U.S.C. ss.363 and ss.364, And (III) Scheduling a Final Hearing Pursuant to Bankruptcy Rules 4001(b) and (c), issued by the Bankruptcy Court on April 2, 2002.

         "Material Contracts" shall have the meaning set forth in Section 4.13.

         "O+M Contract" shall have the meaning set forth in Section 12.1.

         "On Site Employee" shall have the meaning set forth in Section 12.1.

         "Ordinary Course of Business" shall mean all actions that are consistent with the past operating practices of a Project Company taken in the course of normal day-to-day operations of its Business.

         "Permits" shall mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, necessary for the conduct or operation of the Business or ownership of the Assets, including, without limitation, the Projects.

         "Permitted Encumbrances" means (i) Encumbrances for current taxes not yet due and payable, (ii) Encumbrances listed on Schedule 4.10, (iii) any Encumbrances to be released at the Closing, (iv) any easements, zoning restrictions, rights-of-way or similar encumbrances imposed by statute or operation of law, and (v) mechanics', workmen's, repairmen's, carriers' or other like liens and encumbrances arising in the Ordinary Course of Business or being contested in good faith by appropriate proceedings.

         "Person" shall mean and includes an individual, a partnership, a limited liability company, a joint stock company, an association, a bank, a trust company, a land trust, a business trust, a joint venture, a corporation, a trust, an unincorporated organization, a Governmental Person, or any other entity whether or not such entity is a legal entity.

         "Plan" means the plan of reorganization for the Reorganizing Heber Debtors, including exhibits and supplements thereto, as amended or modified from time to time by the Reorganizing Heber Debtors in accordance with its terms, a copy of which is attached hereto as Exhibit A - Part II.

         "Power Purchase Agreements" shall mean (a) the Power Purchase Contract, dated as of April 16, 1985, between Southern California Edison Company ("SCE") and the SIGC Project Company, as amended by Amendment No. 1, dated as of October 23, 1987, between SCE and SIGC Project Company, as amended by Amendment No. 2, dated as of July 27, 1990, between SCE and SIGC Project Company, as amended by Amendment No. 3, dated as of November 24, 1992, between SCE and SIGC Project Company, as amended by the Agreement Addressing Renewable Energy Pricing and Payment Issues, dated June 19, 2001, between SCE and SIGC Project Company, as amended on November 30, 2001;

         (b) the Power Purchase and Sales Agreement, dated as of August 26, 1983, between SCE and Chevron U.S.A., Inc., as assigned to HGC Project Company by the Assignment and Assumption Agreement, dated August 26, 1983, between Chevron U.S.A., Inc. and HGC Project Company, as amended by Amendment No. 1 to Power Purchase and Sales Agreement, dated as of December 11, 1984, between SCE and HGC Project Company, as amended by Settlement Agreement and Amendment No. 2 to Power Purchase Contract, executed on August 7, 1995, between SCE and HGC Project Company, as amended by the Agreement Addressing Renewable Energy Pricing and Payment Issues, dated as of June 19, 2001, as amended on November 30, 2001;

         (c) the Amended and Restated Power Purchase and Sales Agreement, dated as of December 2, 1986, between SCE and MP Project Company, as amended by the Amendment No. 1 to the Amended and Restated Power Purchase and Sales Agreement, dated as of May 18, 1990, between SCE and MP Project Company, as amended by the Agreement Addressing Renewable Energy Pricing and Payment Issues, dated as of June 19, 2001, between SCE and MP Project Company, as amended on November 30, 2001;

         (d) the Power Purchase Contract, dated as of April 15, 1985, between SCE and MP Project Company, as amended by Amendment No. 1 to Power Purchase Contract, dated as of October 27, 1989, between SCE and MP Project Company, as amended by Amendment No. 2 to Power Purchase Contract, dated as of December 20, 1989, between SCE and MP Project Company, as amended by the Agreement Addressing Renewable Energy Pricing and Payment Issues, dated as of June 19, 2001, between SCE and MP Project Company, as amended on November 30, 2001; and

         (e) the Power Purchase Contract, dated as of April 16, 1985, between SCE and Santa Fe Geothermal, Inc., as assigned to Pacific Lighting Energy Systems by Assignment and Assumption Agreement, dated April 2, 1986, between Santa Fe Geothermal, Inc., and Pacific Lighting Energy Systems, as amended by Amendment No. 1 to Power Purchase Contract, dated as of October 27, 1989, between SCE and Pacific Lighting Energy Systems, as amended by Amendment No. 2 to the Power Purchase Contract, dated as of December 20, 1989, between SCE and Pacific Lighting Energy Systems, as assigned to MP Project Company by Assignment and Assumption Agreement, dated January 29, 1990, among Pacific Lighting Energy Systems, Pacific Geothermal Company, CD Mammoth Lakes I, CD Mammoth Lakes II, and MP Project Company, as amended by the Agreement Addressing Renewable Energy Pricing and Payment Issues, dated as of June 19, 2001, between SCE and MP Project Company, as amended on November 30, 2001.

         "Project" shall mean each of the SIGC Project, the MP Project, the HFC Project and the HGC Project.

         "Project Company" shall mean each of the SIGC Project Company, the MP Project Company, the HFC Project Company and the HGC Project Company.

         "Proprietary Rights" shall mean all (a) U.S. and foreign patents, patent applications, patent disclosures and improvements thereto, including any applications therefor, (b) software (other than software normally subject to commercial shrink-wrap licenses), drawings, specifications, designs, technical data, copyrightable works, financial and business data, pricing and cost information, and customer and supplier lists and information, (c) copies and tangible embodiments thereof (in whatever form or medium) and (d) licenses granting any rights with respect to any of the foregoing.

         "Purchase Price" shall mean $214,000,000.

         "Real Property" shall have the meaning set forth in Section 4.11(b).

         "Real Property Agreements" shall have the meaning set forth in Section 4.11(a).

         "Regulations" shall mean any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, and orders of any foreign, federal, state or local government and any other governmental department or agency, including Environmental Laws, energy, motor vehicle safety, public utility, zoning, building and health codes, occupational safety and health, and laws respecting employment practices, employee documentation, and the terms and conditions of employment, wages and hours.

         "Related Party" shall mean (i) any Affiliate of any Seller or any Project Company, (ii) any officers, director or employee of any Seller, Project Company or Affiliate thereof, and (iii) any Person in which any Project Company or Seller or any Affiliate of any Project Company or Seller has any direct or material indirect interest.

         "Release" shall have the meaning set forth in Section 4.26.

         "Reorganizing Heber Debtors" shall mean SIGC One Sub, SIGC Two Sub, Amor and the Debtor Project Companies.

         "Representatives" shall mean, with regard to any Person, the employees, officers, directors, and authorized agents of such Person.

         "Qualifying Facility Self Recertification" shall have the meaning set forth in Section 12.2.

         "Sale Hearing" shall have the meaning set forth in Section 6.1(b); provided, however, if the transactions contemplated by this Agreement are effected by way of a Plan, all references to the Sale Hearing shall be deemed references to the hearing before the Bankruptcy Court seeking confirmation of the Plan.

         "Sale Motions" shall have the meaning set forth in Section 6.1(c); provided, however, if the transactions contemplated by this Agreement are effected by way of a Plan, all references to the Sale Motions in Sections 7.11 and 10.2(c) shall be deemed references to the Plan.

         "Sale Orders" shall have the meaning set forth in Section 6.1(c); provided, however, if the transactions contemplated by this Agreement are effected by way of a Plan, all references to the Sale Order shall be deemed references to the Plan and/or Confirmation Order, as applicable.

         "Scheduled Contracts" shall mean the Contracts set forth on Schedule 3.3(a), Schedule 3.3(b) and Schedule 3.3(c), each as amended to reflect any additional contracts of any Seller listed on any of the schedules to the Plan as contracts to be assumed or assumed and assigned or any other contracts agreed to be included as a "Scheduled Contract" by Buyer and Seller.

         "Seller" and "Sellers" shall have the respective meanings set forth in the title paragraph of this Agreement.

         "SIGC/GE Project Documents" shall mean each of the agreements in connection with the SIGC Project set forth in Schedule 4.13 that are designated as "SIGC/GE Project Documents."

         "SIGC Operator" shall mean Covanta SIGC Geothermal Operations, Inc., the operator of the SIGC Project.

         "Tax" or "Taxes" shall mean any and all taxes, assessments, levies, charges or fees, including all net income, corporation, gross income, ad valorem, receipts, transfer, gains, profits, windfall profits, excise, real and personal property, gross receipts, sales, capital stock, use, production, value-added, goods and services, disability, license, payroll, estimated, stamp, custom duties, severance, withholding, social security and franchise or other governmental taxes or charges, imposed by any Governmental Person, and such term shall include any interest, penalties or additions to tax attributable thereto.

         "Tax Return" shall mean any report, return (including any information return), declaration, statement, bill, schedule, claim for refund or written information required to be supplied to a Governmental Person with respect to Taxes, including any amendments thereof or any schedule or attachment thereto.

         "Title Policies" shall mean title insurance policies or commitments to issue title insurance policies with respect to the Real Property.

         "Working Capital" shall mean the aggregate amount of adjusted current assets minus adjusted current liabilities for the Project Companies and the Holding Companies, taken as a whole, as of the opening of business on the Closing Date, calculated in accordance with the Working Capital Methodology; provided, that with respect to the MP Project Company, only 50% of the aggregate amount attributable to such company shall be included in the definition of "Working Capital"; provided, further, if the transactions contemplated by this Agreement are effected by way of a Plan, all reasonable, documented out-of-pocket costs and expenses incurred by the Reorganizing Heber Debtors following the Closing Date in connection with the administration and closing of their cases before the Bankruptcy Court shall be accounted for and treated as a current liability in the computation of "Working Capital."

         "Working Capital Methodology" shall mean the methodology for the computation of Working Capital set forth in Exhibit C, provided that unless specified differently in such Exhibit C, the components of Working Capital set forth as line items on Exhibit C will be calculated on the basis of generally accepted accounting principles in the United States of America as in effect on the date hereof consistently applied.

      2. SALE AND PURCHASE OF INTERESTS

         2.1 Purchase of Interests. At the Closing, upon the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and agreements contained herein:

         (a) (i) SIGC Seller shall sell, convey, assign, transfer and deliver to SIGC Buyer, and SIGC Buyer shall purchase or acquire from SIGC Seller, all of its right, title and interest in SIGC One Sub held by SIGC Seller and (ii) SIGC Seller shall sell, convey, assign, transfer and deliver to SIGC Buyer, and SIGC Buyer shall purchase or acquire from SIGC Seller, all of its right, title and interest in SIGC Two Sub held by SIGC Seller; provided, however, if at least three days prior to the Closing Date Buyer receives the consent of GECC and GECC agrees to release any and all liens against and/or security interests in the equity and assets of SIGC One Sub, SIGC Two Sub, Amor and any other Debtor (other than the SIGC Project Company) in connection with the SIGC Project, then, at Buyer's option, Amor and SIGC Two Sub shall sell, convey, assign, transfer and deliver to SIGC Buyer, and SIGC Buyer shall purchase or acquire from Amor and SIGC Two Sub, all of their right, title and interest in the SIGC Project Company only;

         (b) Mammoth Seller shall sell, convey, assign, transfer and deliver to Mammoth Buyer, and Mammoth Buyer shall purchase or acquire from Mammoth Seller, all of its right, title and interest in the MP Interests held by Mammoth Seller; provided, however, if at least three days prior to the Closing Date Buyer receives the consent of Constellation Energy, then, at Buyer's option, MP Sub One and MP Sub Two shall sell, convey, assign, transfer and deliver to Mammoth Buyer, and Mammoth Buyer shall purchase or acquire from MP Sub One and MP Sub Two, all of their right, title and interest in the MP Project;

         (c) (i) HGC One Seller shall sell, convey, assign, transfer and deliver to HFC/HGC One Buyer, and HFC/HGC One Buyer shall purchase or acquire from HGC One Seller, all of its right, title and interest in 50% of the HGC Interests held by HGC One Seller, (ii) HGC One Seller shall sell, convey, assign, transfer and deliver to HFC/HGC Two Buyer, and HFC/HGC Two Buyer shall purchase or acquire from HGC One Seller, all of its right, title and interest in 50% of the HGC Interests held by HGC One Seller, (iii) HGC Two Seller shall sell, convey, assign, transfer and deliver to HFC/HGC One Buyer, and HFC/HGC One Buyer shall purchase or acquire from HGC Two Seller, all of its right, title and interest in the HGC Interests held by HGC Two Seller and (iv) HGC Three Seller shall sell, convey, assign, transfer and deliver to HFC/HGC Two Buyer, and HFC/HGC Two Buyer shall purchase or acquire from HGC Three Seller, all of its right, title and interest in the HGC Interests held by HGC Three Seller; and

         (d) (i) HFC One Seller shall sell, convey, assign, transfer and deliver to HFC/HGC One Buyer, and HFC/HGC One Buyer shall purchase or acquire from HFC One Seller, all of its right, title and interest in the HFC Interests held by HFC One Seller, and (ii) HFC Two Seller shall sell, convey, assign, transfer and deliver to HFC/HGC Two Buyer, and HFC/HGC Two Buyer shall purchase or acquire from HFC Two Seller, all of its right, title and interest in the HFC Interests held by HFC Two Seller;

in each case, free and clear of any lien, claim or Encumbrance, except for the GECC Liens, in exchange for the payment by Buyers of the Purchase Price adjusted in accordance with Section 2.2.

         2.2 Working Capital Adjustment.

         (a) Seven business days prior to the Closing, the Sellers shall prepare and deliver to the Buyers an estimated statement of Working Capital as of the opening of business on the scheduled Closing Date (the "Pre-Closing Statement"). The Sellers shall prepare the Pre-Closing Statement in good faith, in accordance with the Working Capital Methodology applied on a consistent basis, and shall consult with the Buyers in respect thereof and give the Buyers proper access to the work papers used in the preparation thereof.

         (b) The Purchase Price shall, immediately prior to the Closing, be (A) increased by 100% of the amount, if any, by which the Closing Working Capital, as calculated based on the Pre-Closing Statement, is greater than $12,508,000 or
(B) decreased by 100% of the amount, if any, by which the Closing Working Capital, as calculated based on the Pre-Closing Statement, is less than $12,508,000; provided, that if the amount of any adjustment increasing the Purchase Price exceeds $4,000,000, the excess over $4,000,000 shall be deposited in escrow with the Escrow Agent pending determination of the Final Closing Statement and true-up of the Purchase Price pursuant to paragraph (e) hereof.

         (c) Within 30 business days after the Closing, the Buyers shall prepare and deliver to Covanta a statement of Closing Working Capital (the "Closing Statement"). The Closing Statement shall be prepared in accordance with the Working Capital Methodology applied on a consistent basis showing the differences from the Pre-Closing Statement. After receipt of the Closing Statement, Covanta shall have 15 business days to review it together with the work papers used in the preparation thereof. Unless Covanta delivers written notice to the Buyers on or prior to the 15th business day after the receipt of the Closing Statement stating that they have objections thereto, the Sellers shall be deemed to have accepted and agreed to the Closing Statement. If, however, Covanta notifies the Buyers of objections to the Closing Statement on or prior to the 15th business day after its receipt of the Closing Statement, the parties shall in good faith attempt to resolve, within 10 business days (or such longer period as the parties may agree in writing) following such notice (the "Resolution Period"), their differences with respect to such objections and any resolution by them as to any disputed amounts shall be final binding and conclusive. In so doing, the parties (sharing any fees and expenses equally) may engage a mutually agreed upon independent accounting firm experienced in audit projects to assist such resolution by acting as a non-binding mediator.

         (d) Amounts relating to any working capital and other accounts set forth in the Closing Statement remaining in dispute at the conclusion of the Resolution Period shall be promptly submitted to the Independent Auditor for resolution. The Independent Auditor shall render a decision within 30 calendar days from referral of the dispute by either party. The decision of the Independent Auditor with respect to the Closing Statement and the determination of the Closing Working Capital shall be final and binding upon the parties. The Independent Auditor shall be retained at the parties' equally shared expense.

         (e) Once the determination of the Closing Working Capital is finalized in accordance with this Section 2.2 (as so finalized, the "Final Closing Statement"), the Purchase Price shall be trued up as set forth in this Section 2.2(e) to give effect to the Closing Working Capital as of the opening of business on the Closing Date. If the Purchase Price as adjusted pursuant to this
Section 2.2(e) is less than the Purchase Price as adjusted pursuant to Section 2.2(b), Covanta shall pay to the Buyers an amount of cash equal to the difference obtained by subtracting the Purchase Price as adjusted pursuant to this Section 2.2(e) from the Purchase Price as adjusted pursuant to Section 2.2(b). Such payment shall be made by wire transfer from Covanta of immediately available funds within two business days to an account designated in writing by the Buyers. Such payment shall constitute an administrative priority claim against Covanta's and the Sellers' estates under Sections 503(b) and 507(a)(1) of the Bankruptcy Code and shall be paid immediately, without further order of the Bankruptcy Court. If the Purchase Price as adjusted pursuant to this Section 2.2(e) is greater than the Purchase Price as adjusted pursuant to Section 2.2(b), the Buyers shall pay to Covanta and the Sellers an amount of cash equal to the difference obtained by subtracting the Purchase Price as adjusted pursuant to Section 2.2(b) from the Purchase Price as adjusted pursuant to this
Section 2.2(e). Such payment shall be made by wire transfer from the Buyers of immediately available funds within two business days to an account designated in writing by Covanta or the Sellers.

         (f) During the preparation of the Pre-Closing Statement and Closing Statement and the period of any review or dispute within the contemplation of this Section 2.2, the parties shall (i) provide each other upon reasonable advance request with full access for review and copying by the other party, its agents and Representatives at all reasonable times, and in a manner so as not to interfere unreasonably with the normal business operations of each party, to all relevant books, records (whether in paper or electronic form), work papers, information and employees, and (ii) cooperate fully with each other as necessary for the preparation, calculation and reviews of the Pre-Closing Statement and Closing Statement or for the contemplated resolution of any dispute between the Parties relating thereto.

         2.3 Deposit. (a) On November 14, 2003 the Buyers made a deposit on the Purchase Price of $15,000,000 and (b) on November 25, 2003 the Buyers shall make an additional deposit on the Purchase Price of $25,000,000 (the aggregate of such amounts referred to in clauses (a) and (b), as of their deposit, together with all interest and fees earned or charged thereon, the "Deposit"), to be held by The Bank of Nova Scotia Trust Company of New York (the "Escrow Agent") pursuant to the escrow agreement attached as Exhibit D hereto. Upon receipt of the Deposit, the Escrow Agent shall immediately deposit the Deposit into an interest-bearing account. The Escrow Agent shall hold the Deposit until the earlier of the Closing Date or the termination of this Agreement, at which time the Deposit shall, (x) if the Closing shall occur, be applied to the payment of the Purchase Price, (y) if this Agreement shall terminate prior to the Closing, be applied in accordance with Section 10.2. The Escrow Agent's escrow fees and charges shall be paid one-half by the Sellers, collectively, and one-half by the Buyers. Each of the Buyers and the Sellers agree to provide written instructions to the Escrow Agent providing for the release of the Deposit in accordance with the terms of this Section 2.3.

      3. CLOSING.

         3.1 Time and Place. The closing of the transactions contemplated hereby (the "Closing") shall be held at a location to be mutually agreed to by the parties at 10:00 a.m. (New York time) on the third business day (the "Closing Date") following the satisfaction or waiver of the conditions set forth in Sections 7 and 8 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) or at such other time, or at such other place as Buyers and Sellers may agree.

         3.2 Transactions at Closing. At the Closing, (a) the Sellers shall transfer the Interests as set forth in Section 2.1, together with all certificates evidencing such Interests and accompanied by instruments of assignment and transfer reasonably satisfactory to Buyers, and (b) the Buyers shall deliver to Sellers an amount that, together with the Deposit delivered to Sellers by the Escrow Agent, equals the Purchase Price, by wire transfer of immediately available funds to an account designated by the Sellers to the Buyers no later than three business days prior to the Closing Date.

         3.3 Contracts. (a) At the Closing, immediately prior to the transactions referred to in Section 3.2, hereof the Holding Companies and the Debtor Project Companies shall assume the Contracts set forth in Schedule 3.3(a).

         (b) At the Closing, immediately prior to the transactions referred to in Section 3.2 hereof, the Sellers and the Debtor Operators, as applicable, shall assume and assign to the Buyers the Contracts set forth in Schedule 3.3(b).

         (c) At the Closing, immediately prior to the transactions referred to in Section 3.2 hereof, the Sellers, the Debtor Project Companies and the Debtor Operators, as applicable, shall assign to the Buyers or Buyers' designee the Contracts previously assumed by such entities as set forth in Schedule 3.3(c), including the applicable O+M Contracts.

         (d) At the Closing, the MP Operator shall transfer, assign and convey to the Buyers or Buyers' designee all of its rights and obligations under the Agreement, dated August 15, 2003, between the MP Operator, the MP Project Company and EMA in respect of permitting services in the amount of $176,000 (which agreement expires August 15, 2004).

         3.4 Reorganization -- Dismissal of Bankruptcy Cases. At the Closing,
(i) the Plan shall become effective with respect to the Reorganizing Heber

Debtors or, (ii) alternatively, if the transactions contemplated by this Agreement are not effected by way of a Plan, immediately following the transactions referred to in Section 3.2 hereof, the Bankruptcy Cases in respect of SIGC One Sub, the SIGC Two Sub, Amor, SIGC Project Company, the HGC Project Company and the HFC Project Company shall be deemed dismissed pursuant to the Sale Order.

      4. REPRESENTATIONS AND WARRANTIES OF SELLERS. Covanta and each Seller makes the following representations and warranties to the Buyers as of the date hereof, all of which have been and will be relied upon by the Buyers in entering into this Agreement and consummating the transactions contemplated hereby.

         4.1 Organization. (a) Covanta and each Seller (other than Mammoth Seller and HGC One Seller) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Mammoth Seller and HGC One Seller is a partnership or a corporation duly organized, validly existing and in good standing under the laws of the State of California. Covanta and each Seller has corporate or equivalent power and authority to conduct its Business as it is presently being conducted, subject to, in the case of Covanta or any Seller that is a Debtor, the limitations imposed by the Bankruptcy Code and the Bankruptcy Court. Covanta and each Seller is duly qualified to do business as a foreign limited liability company, partnership or corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law.

         (b) The HFC Project Company and the HGC Project Company are each a general partnership, and the SIGC Project Company and the MP Project Company are each a limited partnership, duly organized, validly existing and in good standing under the laws of the State of California. SIGC One Sub and Amor are each a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SIGC Two Sub, MP One Sub and MP Two Sub are each a corporation, duly organized, validly existing and in good standing under the laws of the State of California. Each Holding Company and Project Company has corporate or equivalent power and authority to conduct its Business as it is presently being conducted and to own or lease, as applicable, its Assets, subject to, in the case of SIGC One Sub, SIGC Two Sub, Amor and any Debtor Project Company, the authority and supervision of the Bankruptcy Court. SIGC One Sub and Amor are duly qualified to do business as a corporation in the State of California and are in good standing in each jurisdiction in which such qualification is necessary under applicable law.

         4.2 Capitalization. (a) The Sellers own the entirety of the Interests. The Interests represent all of the equity interests in the Holding Companies and the Project Companies (other than the MP Project Company) and, following the Closing, the Interests (other than the SIGC Interests) shall be free and clear of any and all liens, pledges, claims, assessments, security interests or other Encumbrances of any nature whatsoever. Except as follows from the GECC Liens or the HGC/HGC Liens, neither Covanta nor any Seller has entered into any agreement or delivered any document that in any way restricts the transferability of the Interests or the Buyers' full exercise of their rights as the holders of all Interests after the Closing. At the Closing, the Sellers will transfer and convey to the Buyers the SIGC Interests, the MP Interests, the HFC Interests and the HGC Interests, and the Buyers will receive such Interests, free and clear of any lien or Encumbrance other than, in the case of the SIGC Interests, the GECC Liens.

         (b) There are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any general partnership interests, limited partnership interests, stock or other securities in any Holding Company or Debtor Project Company.

         (c) The Interests are validly issued, and are not subject to any preemptive rights created by (i) applicable statute, (ii) any Holding Company's or Project Company's governing documents or (iii) any contract or agreement, and the Interests have been issued in compliance with all relevant Regulations, including, without limitation, all applicable federal and state corporate, limited partnership, limited liability company and securities laws. There are no voting agreements or voting trusts with respect to the Interests of any Holding Company or Project Company, except pursuant to the DIP Security Agreement, the GECC Liens and the HGC/HFC Liens.

         (d) Except for the Sellers, no other Person has any interest, economic, voting or otherwise, in the Interests, except pursuant to the DIP Security Agreement, the GECC Liens and the HGC/HFC Liens.

         4.3 Authorization. (a) Subject to approval of the Bankruptcy Court in the case of Covanta and the Sellers that are Debtors, Covanta and each Seller has all necessary corporate or equivalent power and authority to enter into this Agreement and the Closing Instruments to which it is a party and has taken all partnership, limited partnership, limited liability company or corporate action, as appropriate, necessary for the consummation of the transactions contemplated hereby and thereby and, in the case of Covanta and a Seller that is a Debtor, upon receipt of any required approval of the Bankruptcy Court, to perform its obligations hereunder and thereunder.

         (b) This Agreement and the Closing Instruments have each been duly and validly executed and delivered by Covanta and the Sellers that are parties thereto and (assuming due authorization, execution and delivery hereof by the Buyers and subject to approval of the Bankruptcy Court) will constitute the legal, valid and binding obligation of Covanta and the Sellers enforceable against Covanta and the Sellers in accordance with its terms.

         4.4 Officers and Directors. Schedule 4.4 contains a complete and accurate list of all officers and directors of each Holding Company and each Project Company.

         4.5 Bank Accounts. (a) Schedule 4.5 contains a complete and accurate list of the bank accounts, safe deposit boxes, and related powers of attorney of each Holding Company or Project Company, and persons authorized to draw thereon or have access thereto.

         (b) No Holding Company or Project Company has an outstanding power of attorney for banking or other purposes, except as disclosed in such Schedule 4.5.

         4.6 MP Project Bankruptcy. (a) Neither the MP Project Company nor the Mammoth Seller and its Subsidiaries has filed any voluntary petition in bankruptcy or been adjudicated as bankrupt or insolvent, filed any petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any federal bankruptcy, insolvency, or other debtor relief law, or sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator of all or any substantial part of its properties.

         (b) No court of competent jurisdiction has entered an order, judgment or decree approving a petition filed against the MP Project Company or the Mammoth Seller and its Subsidiaries seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any federal bankruptcy act, or other debtor relief law, and no other liquidator has been appointed for the MP Project Company or the Mammoth Seller and its Subsidiaries, or for all or any substantial part of their properties.

         (c) The MP Project Company and the Mammoth Seller and its Subsidiaries are solvent, have assets which do not constitute unreasonably small capital and are able to pay their debts as such debts mature.

         4.7 Reserved.

         4.8 Subsidiaries, Etc. There are no corporations, partnerships, joint ventures or other entities in which any Project Company or Holding Company owns, of record or beneficially, any direct or indirect equity interest or any right (contingent or otherwise) to acquire the same (a "Subsidiary") other than as set forth in this Agreement.

         4.9 Absence of Certain Changes or Events. Except as set forth in
Schedule 4.9 or as required in this Agreement, since December 31, 2002:

         (a) there has been no failure by any Seller, any Holding Company or any Project Company to operate the Business of such Holding Company or Project Company, as applicable, in the Ordinary Course of Business and no failure to use commercially reasonable efforts to preserve such Business intact;

         (b) there has been no actual or, to the knowledge of the Sellers, threatened termination of any Material Contract; and each Holding Company and Project Company has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its material obligations under each Material Contract listed in Schedule 4.13, including, without limitation, the Real Property Agreements;

         (c) there has been no failure by the MP Project Company to satisfy its payment obligations;

         (d) there has been no commencement or assertion of any Action by any Holding Company or Project Company against any Person;

         (e) there has been no cancellation of any indebtedness or compromise, waiver or settlement of any claim, potential claim or any other rights of value to any Holding Company or Project Company, except (i) in the Ordinary Course of Business or (ii) in the case of SIGC One Sub, SIGC Two Sub, Amor or a Debtor Project Company, as authorized by the Bankruptcy Court; and

         (f) there has been no agreement by any Holding Company or Project Company to do any of the foregoing.

         4.10 Assets. (a) Each Holding Company and Project Company has title to its respective Assets and none of the Assets are subject to any Encumbrances, except for Permitted Encumbrances.

         (b) Except as set forth on Schedule 4.10, to the Sellers' knowledge, the Assets of each Holding Company and Project Company constitute all of the material Assets, rights and properties, tangible or intangible, real or personal, which are required by such Holding Company and Project Company in the operation of its Business and each Holding Company and Project Company has title to its respective Assets.

         (c) Except as set forth on Schedule 4.10, all tangible assets and properties which are part of the Assets of each Holding Company and Project Company are in good operating condition and repair, normal wear and tear excepted, and are usable in the Ordinary Course of Business.

         4.11 Real Property. (a) Schedule 4.11 sets forth all agreements and instruments relating to the Real Property or any parcel thereof, including any amendments thereto (the "Real Property Agreements"), pursuant to which each Holding Company or Project Company leases, subleases, licenses or otherwise occupies or uses any plants, offices, facilities, warehouses, control buildings or other structures, improvements, or fixtures (collectively, "Improvements"), land, mineral rights, surface use rights or any other Real Property.

         (b) The Real Property Agreements set forth the material real property and real property rights and interests owned or leased by each Holding Company and Project Company, whether solely owned or owned in co-tenancy, and any options to acquire material real property or real property interests (collectively, the "Real Property").

         (c) No Seller, Holding Company or Project Company has received written notice of, and no Seller, Holding Company or Project Company has knowledge that:

                    (i) there are any pending or threatened utility or
               governmental proceedings in eminent domain, for rezoning or otherwise, which would affect the Real Property or any portion thereof or any Improvements;

                    (ii) the Real Property or any portion thereof or any
               Improvements, or the uses conducted therein or thereon, violate any Regulations or Court Orders; or

                    (iii) there are any pending or threatened public
               improvements or special assessments that would affect the Real Property or any portion thereof or any Improvements, or that could result in any charge being levied or assessed or in the creation of any lien.

         (d) To the Sellers' knowledge, there is not pending or threatened any utility or governmental action that would result in the utilities necessary for the use of the Real Property and each material portion thereof by any Holding Company or Project Company or any Improvements as presently used, not being available thereto.

         (e) Except as disclosed in the schedules to this Agreement or the Title Policies, no Holding Company, Project Company or any Seller is a party to or has knowledge of any lease, tenancy, sublease, license, occupancy or co-tenancy in effect, oral or written, related to Real Property or any portion thereof or any Improvements.

         (f) Except for Permitted Encumbrances, there are no material Encumbrances, covenants, conditions, reservations, restrictions, easements or other matters affecting the Real Property or any portion thereof or any Improvements.

         4.12 Firm Operation. The original "firm operation date" under each of the Power Purchase Agreements occurred as set forth on Schedule 4.12.

         4.13 Material Contracts. Schedule 4.13 sets forth (a) a complete and accurate list of all Contracts that have a remaining term of one year or more and provide for the future delivery of or payment for goods and services having a value in excess of $50,000 in the aggregate in any calendar year ("Material Contracts") and (b) certain other Contracts. Copies of all of the Material Contracts listed on Schedule 4.13, including all amendments and supplements thereto, have been made available to Buyers. All of the Material Contracts listed in Schedule 4.13 (including the Real Property Agreements) are valid, binding and enforceable against the Holding Company or Project Company party thereto in accordance with their terms, subject to the Bankruptcy Cases and, in the case of Contracts of the MP Project Company, except that enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). In the case of the SIGC One Sub, SIGC Two Sub, Amor and the Debtor Project Companies, the commencement of the Bankruptcy Cases does not impair the enforceability of any Material Contract or give rise to a default thereunder, which shall not have been cured or voided pursuant to the Approval Order. There is no existing Default by any Holding Company or Project Company, or to the knowledge of the Sellers, by any counterparty, and to the Sellers' knowledge there is no existing material dispute, each time with respect to performance under the Material Contracts listed in Schedule 4.13 (including the Real Property Agreements).

         4.14 No Conflict or Violation; Consents. Except as set forth in
Schedule 4.14, (a) the execution, delivery or performance by Covanta and each Seller of this Agreement and the Closing Instruments, and, assuming approval of this Agreement by the Bankruptcy Court, the consummation of the transactions contemplated hereby and thereby, and compliance by Covanta, each Seller, each Holding Company and each Project Company with any of the provisions hereof, will not (i) violate or conflict with any provision of their respective governing documents; (ii) violate, conflict with, result in a breach of, constitute a default (with or without notice or passage of time) under, result in the termination of, accelerate the performance required by, result in a right to terminate, accelerate, modify or cancel under, require a notice under, or result in the creation of any Encumbrance upon any of its respective Assets or the Business or under any Contract, lease, sublease, license, sublicense, franchise, Permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which any such Seller, Holding Company or any Project Company is a party or by which such Seller, Holding Company or any Project Company is bound or to which any of its respective Assets are subject; (iii) violate any Regulation or Court Order applicable to any Seller, Holding Company or any Project Company, in each case; or (iv) impose any Encumbrance on any Assets or the Business.

         (b) Except as set forth on Schedule 4.14, no notices to, declaration, filing or registration with, approvals or consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by Covanta, any Seller, Holding Company or Project Company in connection with the execution, delivery or performance of this Agreement or any Closing Instrument.

         4.15 Permits. (a) Schedule 4.15 sets forth a list, true and complete in all respects, of all Permits held by each Project Company.

         (b) To the Sellers' knowledge, the Permits listed on Schedule 4.15 constitute all Permits required under any applicable Regulation in connection with the operation of any Project Company or its Business. Except as set forth on Schedule 4.15(b), each Project Company owns or possesses the Permits listed on Schedule 4.15 free and clear of all Encumbrances, except for the DIP Security Agreement, the GECC Liens and the HGC/HFC Liens. No Project Company is in default, and no Project Company or Seller has received any notice of any claim of default, with respect to any Permit listed on Schedule 4.15. Each Project Company has materially complied with all requirements set forth in the Permits listed on Schedule 4.15. Each Project Company has properly and validly obtained the Permits listed on Schedule 4.15 under applicable Regulations from all relevant authorities, and, to the knowledge of the Sellers, there is no threatened suspension, cancellation or revocation of the Permits.

         4.16 Books and Records; Minutes. (a) Each Holding Company and each Project Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed with management's authorization, and (ii) access to Assets is permitted only in accordance with management's authorization.

         (b) The books and records of each Holding Company and each Project Company, in reasonable detail, accurately and fairly reflect the activities of such Project Company and its Business and have been provided to Buyers for their inspection.

         (c) The records and minute books, or equivalent records and documents, of each Holding Company and each Project Company have heretofore been made available to Buyers and, as applicable, have been kept and maintained as required by law and in accordance with applicable accounting principles, and contain true, correct and complete copies of the governing documents of such Holding Company or Project Company.

         4.17 Liabilities. No Holding Company or Project Company has any Liabilities except (a) as set forth or reflected in the audited financial statements for the SIGC Project dated as of December 31, 2002 and the balance sheets for each of the Holding Companies, the HFC Project, the HGC Project and the MP Project dated as of July 31, 2003, (b) pursuant to the Contracts to which such Project Company is a party, (c) Current Liabilities to be included in the Closing Working Capital and (d) pursuant to the DIP Agreement.

         4.18 Litigation. (a) Except as set forth on Schedule 4.18, there is no Action pending or, to the knowledge of any Seller, threatened (i) against any Holding Company, Project Company, or any of their officers and directors as such or the Business or any Assets of the relevant Holding Company or Project Company and (ii) which seek to obtain any legal or equitable relief from, or remedies against, such Holding Company or Project Company.

         (b) Except as set forth on Schedule 4.18 and except in respect of the Bankruptcy Cases, there are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting any Holding Company, Project Company, its Business or any of their Assets.

         4.19 Employees. No Holding Company or Project Company currently employs any individual or has any "leased employees," within the meaning of Section 414(n) of the Code, and, except for individuals serving as officers of a Project Company from time to time, (a) in the case of the HGC Project Company, since January 1, 1990, the HGC Project Company has not employed any individual or had any such leased employees; (b) in the case of the HFC Project Company, since January 1, 1992, the HFC Project Company has not employed any individual or had any such leased employees; (c) in the case of the SIGC Project, since January 1, 1995, each of SIGC One Sub, SIGC Two Sub, Amor and the SIGC Project Company has not employed any individual or had any such leased employees; and (d) in the case of the MP Project, since January 1, 1998, each of MP One Sub, MP Two Sub and the MP Project Company has not employed any individual or had any such leased employees.

         4.20 Employee Benefit Plans. No Holding Company or Project Company currently maintains, nor, (a) in the case of the HGC Project Company, since January 1, 1990, (b) in the case of the HFC Project Company, since January 1, 1992, (c) in the case of the SIGC Project, since January 1, 1995, and (d) in the case of the MP Project, since January 1, 1998, has such Holding Company or Project Company, as applicable, maintained, any Employee Benefit Plan, nor does such Holding Company or Project Company currently have, and (a) in the case of the HGC Project Company, since January 1, 1990, (b) in the case of the HFC Project Company, since January 1, 1992, (c) in the case of the SIGC Project, since January 1, 1995, and (d) in the case of the MP Project, since January 1, 1998, has not had, an obligation to contribute to any Employee Benefit Plan.

         4.21 Transactions with Related Parties. Except as set forth on Schedule 4.21, no Related Party (A) has made any material loan of money or other property to, or borrowed money or other property from, any Holding Company or Project Company which has not been repaid or returned, (B) has asserted any contractual or other claims, express or implied, of any kind whatsoever against any Holding Company or Project Company, (C) has any interest in any property used by any Holding Company or Project Company or in any of the Assets, (D) has any pending transaction with any Holding Company or Project Company, or (E) has any material interest, beneficial or otherwise, in any contractual rights of any Holding Company, Project Company or Seller. For the purposes of this Section 4.21, Constellation Energy and its Affiliates shall not be deemed Related Parties.

         4.22 Compliance with Law. (a) The Debtor Operators, the MP Operator, each Holding Company and Project Company have conducted the Business and owned or operated the Real Property, as applicable, in compliance with all applicable Regulations and Court Orders.

         (b) None of the Debtor Operators, the MP Operator, any Holding Company or any Project Company have received any written notice to the effect that any Project Company is not in compliance with any applicable Regulations or Court Orders.

         (c) Sellers do not have knowledge of any existing circumstance that would result in a material violation of any Regulation or Court Order by any Project Company or its Business.

         4.23 Intellectual Property Matters. (a) General. The transfer of the Interests under this Agreement shall not violate or cause a breach of any material license or other agreement pursuant to which any Holding Company or Project Company has acquired Proprietary Rights.

         (b) Adequacy. The Proprietary Rights of each Holding Company and Project Company constitute all of the material intellectual property rights that are used by such Holding Company and Project Company in the operation of its Business as it is presently conducted.

         (c) Royalties and Licenses. No Holding Company or Project Company has any obligation to compensate any Person for the use of any of such Project Company's Proprietary Rights nor has any Holding Company or Project Company granted to any Person any license, option or other rights to use in any manner any of such Holding Company's or Project Company's Proprietary Rights, whether requiring the payment of royalties or not.

         (d) Ownership. Each Holding Company and Project Company owns or holds a valid right or license to use its respective Proprietary Rights, and such Proprietary Rights will not cease to be valid rights of such Holding Company or Project Company by reason of the execution, delivery and performance of this Agreement or the Closing Instruments or the consummation of the transactions contemplated hereby.

         (e) Absence of Claims. To the knowledge of the Sellers, no Seller, Holding Company or Project Company has received any written notice of (A) alleged invalidity with respect to any Proprietary Rights of the Holding Companies or Project Companies, (B) alleged infringement of any rights of others due to any activity or use of the Proprietary Rights by any Holding Company or Project Company, or (C) alleged entitlement to receive royalties or license fees in exchange for any Holding Company's or Project Company's exercise of its Proprietary Rights.

         4.24 Tax Matters.

         (a) Each Project Company is and has, since its inception, been treated as a partnership for Federal, state and local income tax purposes (and, therefore, has never been classified as an association taxable as a corporation for Federal, state and local income tax purposes).

         (b) The Holding Companies, the Project Companies and the Sellers have each timely filed when due, all federal, state and local Tax Returns required to be filed by it for any and all periods ending on or prior to the Closing Date and all such Tax Returns are true, correct and complete in all material respects, a true and correct list of all such returns for 2002 which is set forth on Schedule 4.24. Each Holding Company, Project Company or Seller has paid all material Taxes required to be paid in respect of all periods for which Tax Returns have been filed or are due, and neither the Holding Companies, Project Companies nor the Sellers have any liability for Taxes materially in excess of the amount so paid. The Holding Companies, Project Companies and the Sellers have each paid all material Taxes and all deficiencies or assessments of material Taxes proposed or claimed as a result of examination by any taxing authority, with respect to any and all periods ending on or before the Closing Date.

         (c) There are no Tax audits, claims, assessments, levies, administrative proceedings, or lawsuits pending, or to the knowledge of the Sellers, threatened against any Holding Company or Project Company or as to which the Assets of such Holding Company or Project Company could be made subject.

         (d) There are no agreements or consents currently in effect for the extension or waiver of the time (A) for any Holding Company or Project Company to file any Tax Return or (B) for assessment, audit or collection of any Taxes relating to any Holding Company or Project Company for any period.

         (e) No Holding Company or Project Company has registered or qualified to do business in any state other than the State of California, other than, in the case of SIGC One Sub, the State of Delaware, and, in the case of Amor, the State of Delaware and the State of Oregon.

         (f) The Assets of each Holding Company and Project Company are not subject to the Alternative Depreciation System within the meaning of Section 168(g) of the Code (or equivalent provision of state or local law).

         (g) No Holding Company or Project Company is a party to any Tax sharing or Tax indemnity agreements or similar arrangements.

         (h) No Holding Company or Project Company is subject to any joint venture or other arrangement or contract which is treated as a partnership or other entity for income tax purposes.

         (i) All Taxes which any Holding Company or Project Company is required by Regulation to withhold or collect have been duly withheld or collected, and have been timely paid over to the appropriate taxing authorities to the extent due and payable.

         (j) No Holding Company or Project Company is liable or has any obligations (contingent or otherwise) to any Person, for any Taxes paid or payable by such Person.

         (k) No Tax ruling has been requested of any Governmental Authority with respect to any Tax matter relating to any Holding Company or Project Company.

         4.25 Insurance.

         (a) Schedule 4.25 contains a complete and accurate description of all material policies or binders of insurance of which any Project Company is the owner, insured or beneficiary on the date hereof.

         (b) To the knowledge of the Sellers, no Project Company is in default under any of such policies or binders, nor have they failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion.

         (c) Except as set forth on Schedule 4.25, there are no outstanding unpaid claims with respect to any of the Project Companies under any such policies or binders, and such policies and binders are in full force and effect. All policies or binders of insurance provided by Sellers or their Affiliates which name any Project Company as owner, insured or beneficiary shall be cancelled on the Closing Date with respect to such Project Company.

         4.26 Environmental Matters.

         (a) Definitions. The following terms, when used in this Section 4.26, shall have the following meanings:

         "Project Company" for purposes of this Section 4.26 includes (A) all partnerships, joint ventures and other entities or organizations in which such Project Company was at any time or is a partner, joint venturer, member or participant and (B) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the Assets or obligations of which have been acquired or assumed by any Project Company or to which any Project Company has succeeded.

         "Release" means and includes any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Substance, and otherwise as defined in any Environmental Law.

         "Hazardous Substance" means any pollutants, contaminants, chemicals, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including any quantity of asbestos in any form, urea formaldehyde, PCBs, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, radioactive substance, waste waters, sludges, slag and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Laws.

         "Environmental Laws" means all Regulations which regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or disposal of, or emission, discharge or other release or threatened release of, Hazardous Substances or otherwise dangerous substances, wastes, pollution or materials (whether gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including protection of the health and safety of employees. Environmental Laws include the Federal Water Pollution Control Act, Resource Conservation and Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Hazardous Materials Transportation Act, Endangered Species Act and all analogous or related federal, state or local law.

         "Environmental Conditions" means the introduction into the environment of any pollution, including any Hazardous Substance (whether or not such pollution constituted at the time thereof a violation of any Environmental Law as a result of any Release of any kind whatsoever of any Hazardous Substance), as a result of which any Project Company has or would reasonably be expected to become liable to any Person or by reason of which any of the Assets have been or would reasonably be expected to be subjected to any Encumbrance.

         (b) Notice of Violation. Except as set forth in Schedule 4.26, no Project Company, Debtor Operator, the MP Operator or any Seller has received or given to any third party any written notice or has actual knowledge of alleged, actual or potential liability or responsibility for (A) any Release or threatened Release of any Hazardous Substance at the Real Property or (B) an alleged violation of or non-compliance with the conditions of any Permit required under any Environmental Law or the provisions of any Environmental Law. Except as set forth in Schedule 4.26, no Project Company, Debtor Operator, the MP Operator or any Seller has received any written notice of any other claim, demand or Action by any Person alleging any actual or threatened injury or damage to any Person, property, natural resource or the environment arising from or relating to any Release or threatened Release by any Project Company of any Hazardous Substances.

         (c) Environmental Conditions. Except as set forth in the Schedule 4.26, there are no Environmental Conditions in any way relating to any Holding Company, Project Company, the Business or the Assets.

         (d) Notices, Warnings and Records. Except as set forth in Schedule 4.26, each Project Company has given all notices and warnings, made all reports, and kept and maintained all records required by and in compliance with all Environmental Laws.

         4.27 No Brokers; Transaction Costs. No Holding Company, Project Company nor any Seller has entered into or will enter into any contract, agreement, arrangement or understanding with any Person which will result in the obligation of the Buyers or any Holding Company or Project Company to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

         4.28 Regulatory Status. Each of the electric generating facilities owned by any Project Company is a Qualifying Facility (as defined under the Public Utility Regulatory Policies Act of 1978, as amended). The nameplate capacity of each of the facilities (as determined in accordance with 18 C.F.R.
Section 292.204(a)) does not exceed 80 megawatts, calculated in accordance with 18 C.F.R. Section 292.204(a) and each such facility is eligible for the exemptions set forth in 18 C.F.R. Sections 292.601(c) and 292.602(b) and (c). Compliance by the Project Companies with the material terms and conditions contained in any of the Contracts, this Agreement or the Closing Instruments will not cause or result in the Project losing its status as a Qualifying Facility or losing its exemption under 18 C.F.R. Sections 292.601(c) and 292.602(b) and (c).

         4.29 No Other Agreements to Sell Project Companies or the Assets. Subject to the auction which may be carried out pursuant to the Bidding Procedures Order and except as contemplated by the transactions described herein, no Holding Company, Project Company or Seller has any legal obligation, absolute or contingent, to any other Person to sell all or substantially all the Assets or to sell any of the Interests or any other ownership interests of any Holding Company or Project Company or to effect any merger, consolidation or other reorganization (including, without limitation, a plan of reorganization pursuant to the Bankruptcy Code) of any Holding Company or Project Company or to enter into any agreement with respect thereto.

         4.30 Financial Statements. The Sellers have heretofore furnished to Buyers balance sheets and income statements of each Holding Company and each Project Company as of July 31, 2003. Such financial statements are complete and correct and fairly present the financial condition of each such Holding Company or Project Company as of said date.

         4.31 Material Misstatements or Omissions. No representation or warranty of Covanta or any Seller made under this Agreement, and no Schedule furnished by Covanta or the Sellers to the Buyers pursuant to this Agreement, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein not misleading.

         4.32 Exclusivity of Representations. Except for the representations and warranties contained in this Section 4, (a) neither Covanta, the Sellers nor any other Person has made any representation or warranty (whether express or implied) on behalf of Covanta, the Sellers, any of their respective Affiliates or any of their respective employees, agents or representatives regarding Covanta, the Sellers or any of its Affiliates or any transactions contemplated by this Agreement and (b) Covanta and the Sellers hereby disclaim any such representation or warranty, notwithstanding the delivery or disclosure to the

Buyers or their respective employees, agents or representatives of any information, documents or other material, including without limitation any projections, estimates or budgets.

      5. REPRESENTATIONS AND WARRANTIES OF BUYERS. The Buyers represent and warrant to Covanta and the Sellers as follows:

         5.1 Organization; Authority. Each Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Buyer has full power and authority under its certificate of formation, operating agreement and applicable laws to execute and deliver this Agreement and the Closing Instruments, to consummate the transactions contemplated hereby, to perform all its agreements and obligations under this Agreement and the Closing Instruments in accordance with their respective terms, and to purchase the Interests from the Sellers.

         5.2 Corporate or Other Approval; Binding Effect. Each Buyer has obtained all necessary authorizations and approvals required for the execution and delivery of this Agreement and the Closing Instruments and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Buyers and constitutes the legal, valid and binding obligation of each Buyer, enforceable against each Buyer in accordance with its terms, except to the extent such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other law affecting or relating to creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5.3 Non-Contravention. Neither the execution and delivery of this Agreement by Buyers nor the consummation by each Buyer of the transactions contemplated hereby will constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any liens upon any property of any Buyer pursuant to (a) the charter documents or by-laws of any Buyer, each as amended to date; (b) any agreement or commitment to which any Buyer is a party or by which any Buyer or any of its properties is bound or to which any Buyer or any of its properties is subject; or (c) subject to the expiration of the waiting period under the HSR Act, any statute or any judgment, decree, order, regulation or rule of any court or other Governmental Person relating to any Buyer.

         5.4 Consents. No consent, approval or authorization of, or registration, qualification or filing with, any Governmental Person is required for the execution and delivery of this Agreement or the Closing Instruments by Buyers or for the consummation by the Buyers of the transactions contemplated hereby, other than those already obtained prior to Closing. No consent or approval of any other Person is required for the execution and delivery of this Agreement or the Closing Instruments by the Buyers or for the consummation by the Buyers of the transactions contemplated hereby, other than those already obtained prior to Closing.

         5.5 Brokers. No Buyer has entered into or will enter into any contract, agreement, arrangement or understanding with any Person that will result in the obligation of Covanta, the Sellers, any Holding Company or any Project Company to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

         5.6 No Financing. The Buyers will jointly have adequate funds at their disposal to finance the Purchase Price on the Closing Date. The consummation of the purchase described in this Agreement shall not be subject to the Buyers' ability to obtain financing.

         5.7 Investment Company Act. No Buyer is an "investment company" or a company "controlled" by an investment company within the meaning of the

Investment Company Act of 1940.

         5.8 Due Diligence Review. The Buyers and their Affiliates, considered as a whole, are sophisticated and knowledgeable with respect to geothermal power projects and related matters and have performed their own independent investigation, with due diligence, of the investment represented by the purchase of the Interests and have formed their own independent assessment of the risks and potential returns of the Interests. The Buyers and their Affiliates, taken as a whole, have extensive financial experience with investments such as the investment contemplated by this Agreement and therefore have the ability to protect their own interests in connection with this Agreement.

         5.9 No Registration; Investment Representation; Sophisticated Person. Each Buyer acknowledges that the Interests have not been registered under any federal, state or local securities laws, and may not be resold unless permitted under applicable exemptions contained in such securities laws or upon satisfaction of the registration or qualification requirements of such securities laws (nor does any Seller have any obligation to effect any such registration). Each Buyer will refrain from acquiring, transferring or otherwise disposing of the Interests or any interest therein, in such manner as to violate any registration requirements of any applicable federal, state or local securities laws, and the rules and regulations promulgated thereunder regulating the disposition thereof. Each Buyer is acquiring the Interests for its own account for investment purposes only, and not with a view to, or for sale in connection with, any distribution or public offering thereof or any portion thereof.

         5.10 No Reliance. The Buyers and their Affiliates, considered as a whole, are experienced and sophisticated with respect to the transactions contemplated by this Agreement and have had access to all information they deem relevant to its decision to enter into this Agreement. In entering into this Agreement, the Buyers and their Affiliates, considered as a whole, are not relying on the accuracy or completeness of any information or materials provided (whether in writing or orally) by or on behalf of Covanta, the Sellers, any of their Affiliates or their respective employees, agents or representatives except for representations and warranties made herein. Without limiting the generality of the foregoing, the Buyers acknowledge that, except for representations and warranties made herein, no representation or warranty has been made by or on behalf of Covanta, the Sellers, any of their Affiliates or any of their respective employees, agents or representatives with respect to any information, documents or material provided or made available by Covanta, the Sellers, any of their Affiliates or any of their respective employees, agents or representatives to the Buyers or any of its employees, agents or representatives relating to Covanta, the Sellers, including without limitation any projections, estimates or budgets.

         5.11 ERISA. Each Buyer is buying the Interests with its general assets. No funds used to acquire the Interests will be furnished directly or indirectly out of the assets of or in connection with any Employee Benefit Plan.

         5.12 No Public Utility Company Status. Neither the Buyers nor any of their Affiliates are or will become, as a result of the transactions contemplated hereby, subject to regulation as a "public utility company" or a "holding company" or a "subsidiary company" or an "affiliate", in each case of a "holding company" or a "public utility company", as such terms are defined under the Federal Power Act or the Public Utility Holding Company Act, nor otherwise subject to any federal, state or local utility regulation. Neither the Buyer nor any of its Affiliates owns or operates facilities for the transmission or sale of electric energy other than (i) a "qualifying small power production facility" or "qualifying cogeneration facility", as such terms are defined under 16 U.S.C.
Section 796(17) and (18) and the implementing regulations of the FERC or (ii) an "exempt wholesale generator", as such term is defined under 15 U.S.C. Section 79z-5a(a)(1) and the implementing regulations of the FERC.

      6. COVENANTS PRIOR TO CLOSING DATE

         6.1 Submission for Bankruptcy Court Approval.

         (a) On the timetables set forth below, the Debtors shall file with the Bankruptcy Court one or more motions and proposed orders as set forth below, notify, as required by the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court, all parties entitled to notice of such motions and orders, and subject to the provisions of this Agreement, the Debtors shall use commercially reasonable efforts to obtain Bankruptcy Court approval of such orders. The Buyers agree to cooperate with such efforts.

         (b) Bidding Procedures Order. The Debtors filed with the Bankruptcy Court one or more motions (the "Bidding Procedures Motion") requesting entry of an order (the "Bidding Procedures Order") detailing the bidding procedures for the sale of the Interests. The Bankruptcy Court entered the Bidding Procedures Order on September 26, 2003.

         (c) Approval Order. As Promptly as possible, the Debtors shall file with the Bankruptcy Court the Plan and one or more motions (collectively, the "Sale Motions") requesting entry of the Confirmation Order or, alternatively, the Sale Order. Said motions shall, among other things, seek to:

                    (i) approve the sale of the Interests in SIGC One Sub, SIGC
               Two Sub, Amor and the Debtor Project Companies to the Buyers on the terms and conditions set forth in this Agreement and authorize Covanta and the Sellers that are Debtors to proceed with this transaction;

                    (ii) include a specific finding that the Buyers are a good faith purchaser of the Interests in SIGC One Sub, SIGC Two Sub, Amor and the Debtor Project Companies;

                    (iii) state that the sale of the Interests to the Buyers
               shall be free and clear of all liens, claims, interests and encumbrances whatsoever, except as set forth in this Agreement;

                    (iv) provide for a waiver of the stays contemplated by
               Bankruptcy Rules 6004(g) and 6006(d);

                    (v) approve SIGC One Sub's, SIGC Two Sub's, Amor's and the
               Debtor Project Companies' respective assumption and/or assignment pursuant to Section 365 of the Bankruptcy Code of all of the Scheduled Contracts, find void and unenforceable any provision thereof which purports to give rise to a default or other breach of such Scheduled Contracts by reason of the Bankruptcy Cases or the sale of the Interests pursuant to this Agreement, find that the time to assume any Scheduled Contracts, to the extent applicable, has not expired and that such are in full force and effect and free from default (other than for specified cure amounts);

                    (vi) provide that the Sellers shall pay all cure costs
               payable in connection with the assumption of the Scheduled Contracts pursuant to this Agreement and the Approval Order or that such cure cost shall be properly accrued for, without duplication, in the Current Liabilities of the relevant Debtor Project Companies;

                    (vii) waive and release all claims of any kind of Covanta, the Sellers and any other Debtors against SIGC One Sub, SIGC Two Sub, Amor and the Debtor Project Companies, including, without limitation, all preference or avoidance claims and actions of the Sellers against SIGC One Sub, SIGC Two Sub, Amor or any Debtor Project Company, pursuant to Sections 544, 545, 547, 548, 549, 550 and 553(b) of the Bankruptcy Code;

                    (viii) approve the assumption of any Scheduled Contract
               solely on the terms contained therein as in existence on the date hereof and shall not impose upon the Buyers or any Holding Company or Project Company any additional financial obligation to provide "adequate assurances" (as such term is used in Section 365 of the Bankruptcy Code) to any Person in respect of any such Scheduled Contract except as required under the terms of any such Scheduled Contract; and

                    (ix) if the Approval Order is the Sale Order, after approval of the assumptions of the Scheduled Contracts, order the dismissal of the Bankruptcy Cases with respect to each of SIGC One Sub, SIGC Two Sub, Amor and the Debtor Project Companies.

         Following the filing of the Sale Motion, Covanta and the Sellers shall use reasonable efforts to obtain entry of the Approval Order. Covanta and the Sellers shall seek to obtain entry by the Bankruptcy Court of the Approval Order not later than November 30, 2003 (or, in the event the Sellers pursue consummation of the transactions contemplated in this Agreement through the Plan, December 15, 2003).

         (d) Plan. Covanta and the Sellers shall provide the Buyers with (i) proposed final drafts of all documents, motions, orders, filings or pleadings that Covanta and the Sellers propose to file with the Bankruptcy Court which relate to the consummation or approval of the Plan (to the extent related to the transactions contemplated herein), this Agreement or any provision therein or herein, and will provide the Buyers with reasonable opportunity to review such filings and (ii) any objections to the Plan or Disclosure Statement (to the extent related to the transactions contemplated herein). Covanta and the Sellers shall make such modifications to the Plan or the Confirmation Order that are reasonably requested by the Buyers and that are necessary or desirable in order to make the Plan or the Confirmation Order consistent with the provisions of this Agreement and to provide the Buyers with legal protection and economic benefits consistent with those provided by the provisions of this Agreement. Any such requests and modifications shall be made within seven Business Days of the date hereof.

         (e) The Bidding Procedures Motion and the Sale Motions may be brought in a single motion or in separate motions, so long as the Bidding Procedures Order is entered in accordance with the time limitation set forth in Section 6.1(b) above.

         (f) If any Approval Order, the Bidding Procedures Order or any other order of the Bankruptcy Court relating to this Agreement shall be appealed by any Person (or a petition for certiorari or motion for rehearing, reargument or stay shall be filed with respect thereto), the Debtors agree to, and to cause their Affiliates to, take all commercially reasonable steps, and use commercially reasonable efforts, to defend against such appeal, petition or motion, and Buyers agree to cooperate in such efforts. Each party shall use commercially reasonable efforts to obtain an expedited resolution of such appeal; provided that nothing herein shall preclude the parties hereto, in their sole and absolute discretion, from consummating the transactions contemplated herein if the Approval Order shall have been entered and have not been stayed and the Buyers have waived in writing the requirement that the Approval Order be an order as to which the time to file an appeal, a motion for rehearing or reconsideration or a petition for a writ of certiorari has expired and no such appeal, motion or petition is pending, in which event the Buyers shall be able to assert the benefits of Section 363(m) of the Bankruptcy Code as a consequence of which such appeal shall become moot.

         6.2 Reserved.

         6.3 Access and Investigation; Developments. From the date of this Agreement until the Closing Date, subject to the terms of the Confidentiality Agreement, each Debtor will, and the Sellers and Covanta will cause each Holding Company, Project Company, Debtor Operator and their respective Representatives to, upon reasonable notice, (i) afford Buyers and their Representatives and prospective lenders and their Representatives (collectively, "Buyers' Advisors") reasonable access, during normal business hours, to its personnel (including on site personnel providing operations and maintenance services), properties and leased properties, contracts, books and records, corporate minute books, financial records and other documents and data (whether in paper or electronic form) of each Holding Company, Project Company and Debtor Operator, (ii) furnish Buyers and Buyers' Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyers may reasonably request, including (subject to availability with respect to Amor) balance sheets and income statements of each Holding Company and each Project Company as specified in Section 4.30 on a monthly basis for periods after July 31, 2003, and (iii) notify Buyers of (x) any events or conditions that may cause any of the representations and warranties of the Sellers and Covanta contained in this Agreement not to be true and correct as of the Closing Date and (y) the occurrence or non-occurrence of any event prior to Closing that would constitute a deviation from the operation of the Business as contemplated by Section 6.4. In addition, from the date hereof through the Closing Date, Covanta and the Sellers shall reasonably promptly (with a monthly summary) inform in writing the Buyers of developments pertaining to the Business that would require modifications to the Schedules hereto and, as appropriate and with the consent of the Sellers, update the disclosure provided in the Schedules hereto.

         6.4 Operation of the Business of each Project Company. Except as authorized by Court Order of the Bankruptcy Court, from the date of this Agreement until the Closing Date, Sellers and Covanta will cause each Project Company to:

         (a) conduct its Business only in the Ordinary Course of Business;

         (b) use their commercially reasonable efforts to preserve intact the current business organization of each Project Company, keep available the services of the current employees of Affiliates of Covanta that provide services to the Business and maintain the relations and goodwill with material suppliers, customers, landlords, creditors, employees, agents, Governmental Bodies and others having material business relationships with the Business other than as permitted with the prior written consent of the Buyers; and

         (c) not enter into any transactions with Affiliates or enter into transactions other than on an arms-length basis or with the prior written consent of the Buyers.

         6.5 Negative Covenant. Except (i) as contemplated by this Agreement,
(ii) in the Ordinary Course of Business, or (iii) as required by Legal Requirement or order of the Bankruptcy Court, from the date of this Agreement until the Closing Date, each Debtor Operator, the MP Operator, each Holding Company and each Project Company will not, and the Sellers will cause each Debtor Operator, the MP Operator, each Holding Company and each Project Company not to, without the prior consent of the Buyers (such consent not to be unreasonably withheld), fail to take any commercially reasonable action within its control to prevent any of the changes or events listed in Section 4.9 from occurring.

         6.6 Commercially Reasonable Efforts. Until the Closing has occurred, the parties shall use all commercially reasonable efforts to cause the conditions to Closing set forth in Sections 7 and 8 to be satisfied as promptly as practicable.

         6.7 Further Assignments. Provided that the Buyers have received consent to such assignment from CD Mammoth Lakes I, Inc. and CD Mammoth Lakes II, Inc., the Sellers shall cause the MP Operator to assign to an entity designated by the Buyers the Plant Operating Services Agreement between the MP Project Company and the MP Operator providing for the management and operation of the MP Project by the MP Operator. At the Closing, Covanta and the Sellers shall have caused Covanta Power Pacific, Inc. to transfer, assign and convey its interests in Federal Leases CA-14404, CA-14405, CA-14406, CA-14407 and CA-11672 to MP Two Sub.

         6.8 Bayerische Vereinsbank, AG Payment. At the Closing, Covanta shall have repaid all amounts outstanding under the Loan Agreement, dated as of April 10, 1998, among Ogden Power Pacific, Inc. and Bayerische Vereinsbank, AG, New York Branch and the lenders referred to therein, as amended.

         6.9 Release of Affiliate Claims. At the Closing, Covanta shall have caused all of its Affiliates to release all claims against the Holding Companies and the Project Companies.

         6.10 Heber Debt. At the Closing, Covanta shall have repaid all amounts outstanding to GECC in connection with the HGC Project and the HFC Project giving rise to the HGC/HFC Liens, the HGC/HFC Liens shall have been released or reconveyed, and the assets and contracts related to the HGC Project and the HFC Project shall be sold, transferred, assigned or otherwise transferred to the HGC Project Company and the HFC Project Company, as applicable, from GECC.

         7. CONDITIONS PRECEDENT TO THE BUYERS' OBLIGATIONS AT CLOSING. The obligation of the Buyers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (to the extent noncompliance is not waived in writing by the Buyers):

         7.1 Representations and Warranties True at Closing. The representations and warranties of Covanta and the Sellers contained in this Agreement shall be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" qualifiers set forth therein) on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except in any case for such failures to be true and correct which would not, individually or in the aggregate, result in a Material Adverse Effect.

         7.2 Compliance With Agreement. Covanta and each Seller shall have performed and complied with its respective obligations under this Agreement to be performed or complied with by such Seller on or prior to the Closing Date, except where failures to perform or comply would not, individually or in the aggregate, result in a Material Adverse Effect.

         7.3 Officer's Certificate. The Sellers shall have delivered to the Buyers in writing, at and as of the Closing, a certificate, in form and substance satisfactory to the Buyers, certifying that the conditions in each of Sections 7.1 and 7.2 hereof have been satisfied.

         7.4 Resignations of Directors and Officers. All the directors and officers of each Holding Company and Project Company shall have resigned their positions on or prior to the Closing Date, and shall have delivered to the Buyers releases of any claims against such Holding Company and Project Company. In addition, all powers of attorney authorizing any individual (including, without limitation, those identified on Schedule 4.5) to draw upon the bank account of any Holding Company or Project Company or to take any other action on their behalf shall have been terminated in their entirety.

         7.5 Opinion of Counsel. Special counsel to the Sellers, shall have delivered to the Buyers a written opinion, addressed to the Buyers and dated the Closing Date, in connection with the sale of the MP Interests, substantially in the form of Schedule 7.5.

         7.6 Documents. The Sellers shall have delivered or caused to be delivered each of the following documents:

         (a) an executed copy of each Closing Instrument to which any Seller or Affiliate of any Seller is a party; and

         (b) for each Seller, Holding Company and Project Company, certified copies of charter/organizational documents, partnership, agreement, bylaws or limited liability company agreement, as the case may be, certificates of good standing, and evidence of all corporate partnership or limited liability company authority for each Seller with respect to the execution, delivery and performance of this Agreement.

         7.7 Consents and Approvals. All consents listed on Schedule 7.7 shall have been obtained.

         7.8 No Actions or Court Orders. No Action by any court, governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and by the Closing Instruments and which could reasonably be expected to have a Material Adverse Effect on the Project Companies if the transactions contemplated hereby or thereby are consummated. There shall not be any Regulation or Court Order that makes the purchase and sale of the Interests contemplated hereby illegal or otherwise prohibited.

         7.9 Title Policies. Title Policies with respect to the Project Companies, in substance in accordance with Schedule 7.9, shall have been delivered to the Buyers.

         7.10 No Material Adverse Effect. Since the date of this Agreement until the Closing Date, there shall not have been any facts, changes, conditions, circumstances or occurrences of any events that, individually or in the aggregate, have had a Material Adverse Effect.

         7.11 Notice of Sale. The Sellers shall have served a copy of the Bidding Procedures Motion and the Sale Motion upon: (i) the Office of the United States Trustee; (ii) counsel to the Buyers; (iii) counsel to the committee for Covanta's unsecured creditors; (iv) counsel to the administrative agent for the Debtors' prepetition lenders; (v) counsel to the lenders under the DIP Agreement; (vi) counsel to the trustee for the 9.25% debenture holders; (vii) counsel to the committee for 9.25% debenture holders; (viii) all entities known to have expressed an interest in acquiring any of the Interests or the Assets and which the Debtors reasonably consider to be potential qualified bidders;
(ix) all entities known to have asserted any Encumbrances in or upon any of the SIGC Interests, HFC Interests or the HGC Interests; (x) all federal, state and local taxing authorities that have jurisdiction over the Acquired Debtor Companies (as defined in the Bidding Procedures Motion) or their Businesses;
(xi) all regulatory authorities or recording offices that have a reasonably known interest in the relief requested in the Bidding Procedures Motion; (xii) all governmental agencies having jurisdiction over the Acquired Debtor Companies or their Businesses with respect to environmental laws; (xiii) parties to governmental approvals or permits; (xiv) the United States Attorney's office and the attorneys general of all states in which the Acquired Debtor Companies conduct business; (xv) the Securities and Exchange Commission; (xvi) all non-Debtor parties to the Scheduled Contracts; and (xvii) all other parties that had filed a notice of appearance and demand for service of papers in these bankruptcy cases under Bankruptcy Rule 2002 as of the date of the Bidding Procedures Motion. In addition, the Sellers shall have served notice of the

Bidding Procedures Motion and the Sale Motion (which notice may take the form of a signed order to show cause) on (xviii) all scheduled creditors of the Acquired Debtor Companies, the Sellers that are Debtors and the Debtor Operators; (xix) all creditors or interest holders who have filed proofs of claim against the Acquired Debtor Companies; and (xx) each of the On Site Employees. In addition, the Sellers shall have served a copy of the Sale Motion, along with the exhibits attached thereto, to (xxi) all other persons reasonably designated by the Buyers on or before two business days after entry of the Bidding Procedures Order. The Sellers shall have filed an affidavit of such service with the Bankruptcy Court in the Bankruptcy Case (the "Affidavit of Service").

         7.12 Bankruptcy Court Action. (a) The Bankruptcy Court shall have entered the Approval Order in conformance with the provisions of this Agreement;
(b) the Bidding Procedures Order, the Plan (if the transactions contemplated by this Agreement are effected by way of a Plan) and the Approval Order shall be in a form and substance reasonably satisfactory to the Buyers; and (c) the Approval Order shall be a final order which has not been reversed, modified, rescinded, or stayed, and for which the time to appeal the Approval Order has expired and the Approval Order is no longer subject to appeal or further judicial review.

         7.13 Heber Resource Leases. At the Closing Date, Heber Resource Leases relating to not less than 90% in value of the leased geothermal resource available to the HFC Project shall be either (i) amended in accordance with the Heber Settlement pursuant to legal instruments that are in full force and effect and assumed by the relevant Debtor Project Company pursuant to an order of the Bankruptcy Court given under Section 365 of the Bankruptcy Code, or (ii) assumed by the relevant Debtor Project Company pursuant to an order of the Bankruptcy Court given under Section 365 of the Bankruptcy Code, provided in the latter case that the counter-parties to each such Heber Resource Leases will be offered a settlement substantially on the same terms as set forth in the Heber Settlement.

         7.14 [Intentionally Omitted.]

         7.15 Release of Security Interests. At the Closing, the lenders under the DIP Agreement shall have released all claims against the Holding Companies and the Project Companies under the DIP Agreement and all security interests granted to them pursuant to the DIP Security Agreement in respect of the Interests, the Assets or the Business of the Project Companies.

      8. CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS AT CLOSING. The obligation of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (to the extent noncompliance is not waived in writing by Sellers):

         8.1 Representations and Warranties True at Closing. The representations and warranties of each Buyer contained in this Agreement shall be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" qualifiers set forth therein) on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except in any case for such failures to be true and correct which would not, individually or in the aggregate, result in a Material Adverse Effect.

         8.2 Compliance with Agreement. The Buyers shall have paid the Purchase Price and shall have performed and complied with their obligations under this Agreement to be performed or complied with by the Buyers on or prior to the Closing Date, except where failures to perform or comply would not, individually or in the aggregate, result in a Material Adverse Effect.

         8.3 Officer's Certificate. Each Buyer shall have delivered to the Sellers in writing, at and as of the Closing, a certificate, in form and substance satisfactory to the Sellers, to the effect that the conditions in each of Sections 8.1 and 8.2 hereof have been satisfied.

         8.4 Documents. The Buyers shall have delivered each of the following documents:

         (a) an executed copy of each Closing Instrument to which any Buyer or Affiliate of any Buyer is a party; and

         (b) for each Buyer, certified copies of charter, and bylaws or limited liability company agreement, as the case may be, certificates of good standing, and evidence of all corporate or limited liability company authority for each Buyer with respect to the execution, delivery and performance of this Agreement.

         8.5 Bankruptcy Court Action. The Bankruptcy Court shall have entered the Bidding Procedures Order in accordance with Section 6.1(b) below and the Approval Order shall be a final order which has not have been reversed, modified, rescinded, or stayed as of the Closing Date.

         8.6 Covanta Creditor Approval. The Sellers shall have received formal approval of the lenders under the DIP Agreement, consenting to the consummation of the transactions contemplated herein and releasing security interests granted to them pursuant to the DIP Security Agreement.

         8.7 Bayerische Hypo-Vereinsbank, AG Consent. The Sellers shall have received such consents and waivers as are required with respect to the sale and transfer of the Interests from the lenders under the Loan Agreement, dated as of April 10, 1998, among Ogden Power Pacific, Inc. and Bayerische Vereinsbank, AG, New York Branch and the lenders referred to therein, as amended.

         8.8 Consents and Approvals. All consents listed on Schedule 7.7 shall have been obtained.

         8.9 No Actions or Court Orders. No Action by any court, governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and by the Closing Instruments and which could reasonably be expected to have a Material Adverse Effect on the Project Companies if the transactions contemplated hereby or thereby are consummated. There shall not be any Regulation or Court Order that makes the purchase and sale of the Interests contemplated hereby illegal or otherwise prohibited.

      9. CONFIDENTIAL INFORMATION AND HSR ACT.

         9.1 Confidentiality Agreement. The Sellers and the Buyers agree that the Confidentiality Agreement shall remain in full force and effect for the duration thereof, and that the parties hereto shall be governed by its terms and conditions, which are hereby incorporated into this Agreement by reference. Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with applicable securities laws, each party to this Agreement (and each employee, representative or other agent of such party) may (a) consult any tax advisor regarding the U.S. federal income tax treatment or tax structure of the transaction, and (b) disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure; provided that clause (b) shall not apply until the earliest of
(i) the date of the public announcement of discussions relating to the transaction, (ii) the date of the public announcement of the transaction or
(iii) the date of the execution of an agreement, with or without conditions, to enter into the transaction. For this purpose, "tax structure" is limited to any facts relevant to the U.S. federal income tax treatment of the transaction and does not include information relating to the identity of the parties.

         9.2 HSR Act. The Buyers and the Sellers each shall prepare and file with the United States Department of Justice and the United States Federal Trade Commission the Notification and Report Form required to be filed under the HSR Act, concerning the transactions contemplated hereby, as soon as practicable and in any event within three days following the entry of the Confirmation Order. The Buyers and the Sellers acknowledge and agree that it shall be a condition to closing the transactions contemplated by this Agreement that the waiting period specified in the HSR Act has either expired or been earlier terminated.

     10. TERMINATION

         10.1 Termination Events.

         This Agreement may, by notice given prior to the Closing, be terminated:

         (a) by the Buyers,

                    (i) in the event of non-compliance by any Debtor with the
               requirements set forth in Section 6.1 hereof, except where such non-compliance has not or would not reasonably be expected to have a Material Adverse Effect, provided that if any such non-compliance is curable prior to December 31, 2003 by the Sellers through the use of commercially reasonable efforts, following written notice of such breach from the Buyers for as long as the Sellers shall be using their commercially reasonable best efforts to cure such breach, the Buyers may not terminate this Agreement pursuant to this clause (i),

                    (ii) in the event the Sellers shall fail to make their
               pre-merger notification filing with the Federal Trade Commission no later three days following entry of the Confirmation Order,

                    (iii) if the Bankruptcy Court shall fail to enter (A) the
               Sale Order in the form required by Section 6.1 on or before November 30, 2003 or, (B) if the Reorganizing Heber Debtors pursue confirmation of the Plan, the Confirmation Order on or before December 15, 2003,

                    (iv) if there shall have been, since the date hereof, any
               change, condition, circumstance or occurrence of any event that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect,

                    (v) if any of the conditions in Sections 7.1 through and
               including 7.15 are not satisfied by December 31, 2003 (other than through the failure of the Buyers to comply with their obligations under this Agreement) and the Buyers have not waived such condition, or

                    (vi) if the Closing Date does not occur on or prior to
               December 31, 2003;

         (b) by the Sellers,

                    (i) if any of the conditions in Section 8.1 through and
               including 8.9 becomes incapable of being satisfied by December 31, 2003 (other than through the failure of the Sellers to comply with their obligations under this Agreement) and the Sellers have not waived such condition, or

                    (ii) if the Buyers fail to make the Deposit as required by
               Section 2.3 of this Agreement,

(a termination pursuant to this clause (b) resulting from a breach by the Buyers of obligations under this Agreement being referred to as a "Buyer Default Termination"); or

         (c) by mutual consent of the Buyers and the Sellers (which such consent shall be signed by each such party hereto and effective when signed.

         10.2 Liabilities in the Event of Termination.

         (a) Return of Deposit; No Special Damages. In the event this Agreement terminates as a result of any reason other than a Buyer Default Termination, the Deposit shall be immediately returned to Buyers. In no event shall Covanta or the Sellers have any liability to the Buyers for any special, consequential or punitive damages, and any claim, right, cause of action or liability for any damages that are special, consequential or punitive or for specific performance of this Agreement is hereby fully released and forever discharged.

         (b) Termination As a Consequence Of A Buyer Default Termination. In the event this Agreement terminates as a result of a Buyer Default Termination, Covanta's and the Sellers' sole and exclusive remedy, notwithstanding any other provision of this Agreement, shall be strictly limited to the retention of the Interests and of the Deposit as liquidated damages. In no event shall the Buyers or their Affiliates have any liability to Covanta and the Sellers in excess of the Deposit in the event this Agreement terminates as a result of a Buyer Default Termination, except in the event of the Buyers' gross negligence or fraud. In no event shall the Buyers have any liability to Covanta or the Sellers for any special, consequential or punitive damages, and any claim, right, cause of action or liability for any damages that are special, consequential or punitive or for specific performance of this Agreement is hereby fully released and forever discharged. Without limiting the generality of the foregoing, the Sellers shall not have a right to specific performance following a Buyer Default Termination.

     11. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         11.1 Nature of Representations and Warranties. Each statement, representation, warranty, covenant and agreement made by Covanta and the Sellers, on the one hand, and the Buyers, on the other hand, in this Agreement or in any document, certificate or other instrument delivered pursuant to this Agreement or in connection herewith shall be deemed the joint and several statement, representation, warranty, covenant and agreement of Covanta and the Sellers, on the one hand, and the Buyers, on the other hand.

         11.2 No Survival of Representations and Warranties. The representations and warranties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in the connection herewith shall not survive the Closing. Neither Covanta nor the Sellers shall be liable to the Buyers for any statement, representation, warranty, covenant or agreement contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith after the Closing Date and the Buyers hereby acknowledge that the Buyers are purchasing the Interests on an "as-is, where-is" basis; provided, however, that nothing in this Section 11.2 shall be deemed to limit the liability of Covanta or the Sellers under applicable law for intentional misrepresentations or for fraud or under Section 13.2 or Section 13.7.

     12. POST CLOSING LABOR AND REGULATORY MATTERS

         12.1 Service Contractors; Employment. The Buyers and the Sellers acknowledge and agree that the individuals identified on Schedule 12.1 attached hereto and made a part hereof (the "On Site Employees") are employed by certain Affiliates of Covanta (the "O+M Affiliates") that are not a party to this

Agreement in connection with the operation of the Projects. The Debtor Operators and MP Operator currently provide on-site operations and maintenance services to the Project Companies pursuant to the operations and maintenance agreements identified on Schedule 12.1 (all of such agreements being collectively referred to as the "O+M Contracts"). It is agreed that in connection with the foregoing:

         (a) At the Closing, each Debtor Operator and the MP Operator, to the extent required by Section 6.7, that is a party to an O+M Contract will assign all of its rights and obligations under such O+M Contract to a designee of Buyers.

         (b) Such designee of the Buyers will offer employment, subject to satisfaction of the customary hiring requirements of Ormat Nevada Inc., commencing on the Closing Date, to each On Site Employee that prior to the Closing Date had been providing services for a Project Company. Such offer of employment will contain terms and conditions, including benefits, that are substantially similar in the aggregate to the terms and conditions of employment of the On Site Employees as of the date hereof. To the extent applicable, with respect to the medical, dental, health, disability, life insurance and other welfare plans, programs and arrangements of the Buyers to be applicable to each On Site Employee, such plans, programs and arrangements shall not contain any exclusions or limitations for pre-existing conditions and/or evidence of insurability and/or actively at work requirements. The benefit plans and policies applicable to each On Site Employee, including with respect to vacation, floating holidays, retirement, severance and welfare plans, programs and arrangements, shall recognize (i) for purposes of satisfying any deductibles during the coverage period that includes the Closing Date, any payments made by any On Site Employee towards deductibles in any health or insurance plan of the O+M Affiliates in which such On Site Employee participated, and (ii) for purposes of determining eligibility to participate, vesting and for any schedule of benefits based on service, all service with the O+M Affiliates, including service with predecessor employers that was recognized by the O+M Affiliates.

         (c) Other than as set forth in paragraph (b) above, neither the Buyers, their designee nor, after the Closing, any Holding Company, any Project Company, shall have any duties or liabilities with respect to any or all of the On Site Employees pursuant to this Agreement.

         (d) The Sellers will notify the Buyers of (i) any increase in the rate of compensation granted by Covanta or the Sellers payable to or to become payable prior to the Closing Date to any On Site Employee, including the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit to, any such On Site Employee prior to the Closing Date, other than compensation changes as a matter of law or regulation and (ii) any resignations or terminations of any On Site Employees prior to the Closing Date, other than in the Ordinary Course of Business.

         12.2 FERC Self-Recertification. The Buyers shall prepare and file, within six months from the Closing Date, at FERC in respect of each Project a self-recertification using FERC Form 556 updating the prior certification or self certification, as applicable, to include any changes that have occurred prior to Closing and the change in upstream ownership effected by the transaction contemplated at Closing (each a "Qualifying Facility Self Recertification"). Each such Qualifying Facility Self Recertification shall fully comply with all applicable FERC rules and regulations, including but not limited to, fully updating all changes that have occurred to the relevant Project since the last certification for which FERC's rules and regulations require a recertification, including, without limitation, its ownership, technical characteristics, fuel use, size and ability to meet applicable operating and efficiency requirements.

     13. POST CLOSING TAX MATTERS

         13.1 Closing of the Books. Covanta, the Sellers and the Buyers acknowledge and agree that the Sellers shall cause each Holding Company and each Project Company to use the interim closing of the books method to allocate between the Sellers and the Buyers items of income, gain, loss, deduction and credit attributable to the Interests for the taxable year or taxable period of each Holding Company and each Project Company that includes the Closing Date.

         13.2 Returns for Periods Through the Effective Date. Covanta and the Sellers will include the income of each Holding Company and each Project Company on Covanta's consolidated federal income tax returns and state income tax returns for all periods through the Closing Date and pay any and all Taxes attributable to such income and will indemnify and hold harmless the Buyers in respect thereof. The Buyers shall cause each Holding Company and each Project Company to furnish Tax information to the Sellers for inclusion in the Seller's federal consolidated income Tax Return for the period up to and including the Closing Date in accordance with the Holding Company's and Project Company's past custom and practice. The income of each Holding Company and each Project Company will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of the Holding Company and Project Company as of the end of the Closing Date.

         13.3 Audits. The Buyers shall notify the Sellers within 30 days of its receipt of written notice of any pending or threatened examination, audit or other administrative or judicial proceeding relating to any Project Company or Holding Company that could reasonably be expected to result in an indemnification obligation of the Sellers and Covanta pursuant to Section 13.2 ("Contested Taxes"). If the Buyers fail to provide such notice to the Sellers, the Buyers shall not be entitled to indemnification for such Contested Taxes if the failure shall preclude or effectively preclude a contest of the Contested Tax. The Buyers shall control the contest of any Contested Tax that could affect any post-Closing Tax obligation of a Project Company, Holding Company or its owners. If the Contested Tax could not affect any post Closing Tax obligation of a Holding Company, Project Company or its owners and if the Sellers request in writing, the Buyers shall cause the Project Company to contest such Contested Tax at the cost and expense of Sellers and Sellers may control the contest of such Contested Tax. Regardless of which party controls the contest of the Contested Tax, the other party shall have the right to observe the conduct of the contest at its own expense, including through its own counsel and other professional experts, and to receive copies of any written material issued by or to the party in control (other than material reasonably believed to be the subject of a privilege arising under a rule or statute). Any refunds or rebates of Taxes relating to a Project Company or Holding Company shall be for the account of the Buyers, unless they relate to a tax period for which Taxes were paid during the Sellers ownership of the Interests, in which case such refund or rebate, net of any expenses of the Project Company or the Buyers in obtaining such refund or rebate, shall be for the account of the Sellers.

         13.4 Post-Closing Elections. At the reasonable request of the Buyers, the Sellers will join with the Buyers in making any election if the making of such election does not have an adverse impact on the Sellers, including an election under Section 338 of the Code (or any comparable state or local law).

         13.5 Allocation of Purchase Price. The Buyers and the Sellers agree to the Purchase Price allocation on Schedule 13.5. The Buyers, the Sellers and Covanta mutually agree that all Tax Returns filed by the parties shall be filed consistent with such allocation. The Buyers, the Sellers and Covanta further agree to take no position, unless otherwise required by applicable law, with respect to any Taxes inconsistent with such allocation.

         13.6 Transfer and Similar Taxes. The Buyers and the Sellers shall each be liable for 50% of all transfer, sales, stamp, recording and other similar fees and Taxes due in connection with the transactions contemplated hereunder.

         13.7 Taxes of the Sellers or their Affiliates. Covanta and the Sellers agree to indemnify the Buyers from and against their allocable portion of any adverse consequences the Buyers may suffer resulting from, arising out of, relating to, in the nature of, or caused by, any liability of any Holding Company or Project Company for Taxes of Covanta, the Sellers or any of their Affiliates under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law).

     14. GENERAL.

         14.1 Expenses. All expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby, including, without limitation, attorneys', accountants' and outside advisers' fees and disbursements, shall be borne by (a) Buyer, if incurred for Buyer's account or (b) Sellers, if incurred for the account of Sellers or the Project Companies.

         14.2 Notices. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally, by overnight courier, by facsimile or, if mailed, by certified mail, return receipt requested, postage prepaid, or sent by written telecommunication, as follows:

         If to Covanta or any Seller, care of:

                  Covanta Energy Corporation
                  40 Lane Road
                  Fairfield, NJ  07007-2615

                  Attention:        Anthony Orlando
                  Telephone:        (973) 882-7152
                  Facsimile:        (973) 882-4148

         with a copy to:

                  Cleary Gottlieb Steen & Hamilton
                  One Liberty Plaza
                  New York, NY  10006-1470

                  Attention:        Filip Moerman/James L. Bromley
                  Telephone:        (212) 225-2940 / 2264
                  Facsimile:        (212) 225-3999

         If to any Buyer, to:

                  c/o Ormat Nevada, Inc.
                  980 Greg Street
                  Sparks, NV 89431

                  Attention: President
                  Telephone: 775-356-9029
                  Facsimile: 775-356-9039

         with a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, NY 10153

                  Attention:        Philip Rosen
                  Telephone:        212-310-8604
                  Facsimile:        212-310-8007

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

         14.3 Entire Agreement. This Agreement, together with the
Confidentiality Agreement, incorporated herein by reference, and each Closing Instrument entered into contemporaneously herewith, contain the entire understanding of the parties, supersede all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

         14.4 GOVERNING LAW; BANKRUPTCY COURT JURISDICTION. (a) EXCEPT TO THE EXTENT THAT THE MANDATORY PROVISIONS OF THE BANKRUPTCY CODE APPLY, THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         (b) EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE SOUTHERN DISTRICT OF NEW YORK, INCLUDING THE BANKRUPTCY COURT, FOR ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION THEREIN, AND AGREES NOT TO PLEAD OR CLAIM THAT SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         14.5 Sections and Section Headings. All references to "Section" "subsection" "Exhibit" and "Schedule" shall be a reference to Sections and subsection of, and Exhibits and Schedules to, this Agreement. The headings of Sections and subsections are for reference only and shall not limit or control the meaning thereof.

         14.6 Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other parties hereto; provided, however, that a Buyer, upon prior written notice to the Sellers, may assign this Agreement without the prior consent of the Sellers to an Affiliate of such Buyer if, in the Sellers' reasonable determination, (a) such Affiliate has provided an adequate assurance of performance and (b) such Affiliate is a creditworthy party and provided further that such assignee agrees in writing to assume the obligations of such assignor hereunder and agrees to be bound by the terms of this Agreement.

         14.7 Further Assurances. The Sellers and the Buyers shall execute and deliver to all appropriate other parties such other instruments as may be reasonably required in connection with the performance of this Agreement and each shall take all such further actions as may be reasonably required to carry out the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Covanta and the Sellers shall cause all of the books and records mentioned in Section 4.16 hereof and all files, documentation and records, in whatever form, of the Project Companies or any Holding Company relating to the Business, including (to the extent permitted by applicable law) employment records and files relating to the individuals identified on Schedule
12.1 hereof, to be delivered to the Buyers promptly following the Closing.

         14.8 Survival of Certain Sections. Notwithstanding anything to the contrary contained in this Agreement, Sections 9.1, 10.2, 11.2, and Article 14 hereof shall survive the termination of this Agreement.

         14.9 No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the Sellers and Buyers and their respective shareholders or members hereto, any rights or remedies under or by reason of this Agreement.

         14.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14.11 Representation. (a) Covanta shall represent all the Sellers for the purposes of this Agreement, including, without limitation, with respect to any waivers or consents. Any notice given or communication, including, without limitation, any required deliveries of any documents or reports required hereunder, made to the Buyers on behalf of any Seller by Covanta shall constitute effective notice or communication to the Buyers. Any notice given or communication, including, without limitation, any required deliveries of any documents or reports required hereunder, made by the Buyers to Covanta shall constitute effective notice or communication to all Sellers. Any action, approval or consent by Covanta, including, without limitation, with respect to any waivers or consents, under or with respect to this Agreement shall bind all the Sellers. Covanta represents that it has the authority to act on behalf of all the Sellers as provided for in this Section 14.11.

         (b) HFC/HGC One Buyer shall represent all the Buyers for the purposes of this Agreement, including, without limitation, with respect to any waivers or consents. Any notice given or communication, including, without limitation, any required deliveries of any documents or reports required hereunder, made to the Sellers on behalf of any Buyer by HFC/HGC One Buyer shall constitute effective notice or communication to the Sellers. Any notice given or communication, including, without limitation, any required deliveries of any documents or reports required hereunder, made by the Sellers to HFC/HGC One Buyer shall constitute effective notice or communication to all Buyers. Any action, approval or consent by HFC/HGC One Buyer, including, without limitation, with respect to any waivers or consents, under or with respect to this Agreement shall bind all the Buyers. HFC/HGC One Buyer represents that it has the authority to act on behalf of all the Buyers as provided for in this Section 14.11.

         14.12 Transitional Services. During a transition period of two months from Closing, Covanta shall provide to the Buyers, subject to availability, limited transition services in the area of asset management, legal and regulatory (including in connection with the requirements of Section 12.2), risk management and human resources. Covanta and the Buyers shall each designate a transition services coordinator. The Buyers shall reimburse Covanta for out-of-pocket expenses incurred in connection with the rendering of such transition services. Covanta shall incur no liability to the Buyers in connection with such transition services.

         14.13 Knowledge of the Sellers. For purposes of any representation or warranty of the Sellers set forth in this Agreement, references to the "Sellers' knowledge" or to the "knowledge of the Sellers" shall mean the actual knowledge after due inquiry of such records and other individuals employed by Covanta or any of its Affiliates that are in a position to know such information by reason of the duties and responsibilities of their job description, as of the date of such representation or warranty, of Lucian Fox, Dale Daileader, Richard Dyer, Jeff Wood (in respect of tax matters), Gary Perusse (with respect to insurance matters), Andrew Washington (in respect of environmental matters) and Stephen Gansler (in respect of human resources matters).

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date and year first above written.

                                    SELLERS:
                                    --------

                                    COVANTA HEBER FIELD ENERGY, INC.

                                    By
                                       -----------------------------------------
                                         Name:
                                         Title:

                                    HEBER FIELD ENERGY II, INC.

                                    By
                                       -----------------------------------------
                                         Name:
                                         Title:

                                    ERC ENERGY, INC.

                                    By
                                       -----------------------------------------
                                         Name:
                                         Title:

                                    ERC ENERGY II, INC.

                                    By
                                       -----------------------------------------
                                         Name:
                                         Title:

                                    HEBER LOAN PARTNERS

                                    By
                                       -----------------------------------------
                                         Name:
                                         Title:

                                    COVANTA POWER PACIFIC, INC.

                                    By
                                       -----------------------------------------
                                         Name:
                                         Title:

                                    COVANTA ENERGY AMERICAS, INC.

                                    By
                                       -----------------------------------------
                                         Name:
                                         Title:

                                    PACIFIC GEOTHERMAL CO.

                                    By
                                       -----------------------------------------
                                         Name:
                                         Title:

                                    MAMMOTH GEOTHERMAL CO.

                                    By
                                       -----------------------------------------
                                         Name:
                                         Title:

                                    AMOR 14 CORPORATION

                                    By
                                       -----------------------------------------
                                         Name:
                                         Title:

                                    COVANTA SIGC ENERGY II, INC.

                                    By
                                       -----------------------------------------
                                         Name:
                                         Title:

                                    COVANTA:

                                    COVANTA ENERGY CORPORATION

                                    By
                                       -----------------------------------------
                                         Name:
                                         Title:

                                    BUYERS:
                                    -------

                                    ORHEBER 1 INC.

                                    By
                                       -----------------------------------------
                                         Name:   Ran Raviv
                                         Title:  Authorized Signatory

                                    ORHEBER 2 INC.

                                    By
                                       -----------------------------------------
                                         Name:   Ran Raviv
                                         Title:  Authorized Signatory

                                    ORHEBER 3 INC.

                                    By
                                       -----------------------------------------
                                         Name:   Ran Raviv
                                         Title:  Authorized Signatory

                                    ORMAMMOTH INC.

                                    By
                                       -----------------------------------------
                                         Name:  Ran Raviv
                                         Title: Authorized Signatory